UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

COMCAST CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[DATE]

Dear Shareholder:

The Board of Directors of Comcast Corporation has approved a proposal to amend and restate our Amended and Restated Articles of Incorporation (our “Existing Articles”) in order to reclassify each issued share of Class A Special Common Stock into one share of Class A Common Stock (the “Reclassification”). We refer to the Existing Articles as modified by these amendments as the “Amended Articles.”

We believe that the Reclassification will benefit our shareholders by, among other things, eliminating investor confusion caused by having two classes of publicly traded stock and improving the trading liquidity of our publicly traded stock. We have scheduled a special meeting of shareholders to be held on [●], and we ask for your support in voting in favor of the proposal to adopt the Amended Articles at that meeting.

The Board of Directors determined that the Amended Articles and the Reclassification are fair to and in the best interests of the Company and our shareholders, including, in particular, the holders of shares of Class A Common Stock and the holders of shares of Class A Special Common Stock. The Board of Directors also approved the Amended Articles and recommends that shareholders vote in favor of the proposal to adopt the Amended Articles and, as a result, the Reclassification.

The proposal to adopt the Amended Articles must be approved by (i) the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock, voting separately as a class, (ii) the affirmative vote of a majority of the votes cast by holders of our Class A Special Common Stock, voting separately as a class, and (iii) the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock and our Class B Common Stock, voting together as a single class.

The date, time and place of the special meeting are contained in the attached notice. It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please either complete and return the enclosed proxy card in the accompanying envelope or submit your proxy using the Internet or telephone procedures provided in the attached proxy statement. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person should you wish to do so.

This document provides you with detailed information about the proposal to adopt the Amended Articles and the special meeting. We encourage you to carefully read this entire document, including Appendixes A, B and C attached hereto, before voting.

If you have any questions or require assistance in voting your shares, you should call D.F. King & Co., Inc., Comcast’s information agent for the special meeting, toll-free at 1-866-416-0551.

Sincerely,

ARTHUR R. BLOCK

Secretary

Notice of Special Meeting of Shareholders of Comcast Corporation

Date:	[●]

Time:	Doors open:	[●] Eastern Time

	Meeting begins:	[●] Eastern Time

Place:	[●]

[●]

[●]

Purpose:	Vote on a proposal to amend and restate our Amended and Restated Articles of Incorporation as described in the accompanying proxy statement, and in connection therewith, to reclassify our Class A Special Common Stock into Class A Common Stock

All shareholders are cordially invited to attend the meeting. Travel directions can be found on page 32 of the attached proxy statement. If you are unable to attend the meeting, please submit your proxy by Internet or telephone, or by signing, dating and returning the accompanying proxy card as soon as possible. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.

Only shareholders of record at the close of business on October 20, 2015 may vote at the meeting. Attendance at the meeting is limited to shareholders of record and one guest per shareholder. If the meeting is adjourned for at least 15 days because a quorum is not present, then, at the reconvened meeting, shareholders who attend the meeting will constitute a quorum for the purpose of acting upon the matters presented at that meeting pursuant to the rules described in “Voting Securities and Principal Holders — Outstanding Shares and Voting Rights” in the attached proxy statement.

The attached proxy statement is being mailed to our shareholders beginning on or about [●].

Your vote is important. Please vote your shares promptly. To vote your shares, you can (i) use the Internet, as described in the attached proxy statement and on your proxy card; (ii) call the toll-free telephone number set forth in the attached proxy statement and on your proxy card; or (iii) complete, sign and date your proxy card and return your proxy card by mail.

If you have any questions or require assistance in voting your shares, you should call D.F. King & Co., Inc., Comcast’s information agent for the special meeting, toll-free at 1-866-416-0551.

ARTHUR R. BLOCK Secretary

[DATE]

*                        *                         *

PROXY STATEMENT

GENERAL INFORMATION

WHO MAY VOTE

Holders of record of Class A Common Stock, Class A Special Common Stock and Class B Common Stock of Comcast Corporation (“Comcast,” the “Company,” “our,” “we” or “us”) at the close of business on October 20, 2015 may vote at the special meeting of shareholders. This proxy statement is being mailed to our shareholders beginning on or about [●].

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

MATTERS TO BE PRESENTED

At the special meeting of shareholders, the only matter that will be presented will be the proposal to amend and restate the Company’s Amended and Restated Articles of Incorporation (our “Existing Articles”) in order to reclassify each issued share of Class A Special Common Stock into one share of Class A Common Stock (the “Reclassification”) and make other minor changes to our Existing Articles as discussed in “Proposal to Amend and Restate the Existing Articles and to Reclassify Our Class A Special Common Stock into Class A Common Stock” and “Other Changes Included in the Proposal to Amend and Restate the Existing Articles.” If the Reclassification becomes effective, the Class A Special Common Stock will be eliminated and the current holders of Class A Special Common Stock will become holders of Class A Common Stock and will vote together with the other holders of Class A Common Stock on any matter for which Class A Common Stock is entitled to vote.

We refer to the Existing Articles as modified by these amendments as the “Amended Articles.” Attached to this proxy statement as Appendix A is the form of the Articles of Amendment and Amended Articles (the “Articles of Amendment”), which, as described below, will be filed with the Pennsylvania Department of State if adoption of the Amended Articles is approved.

If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy. Only business specified in the written notice of the meeting may be conducted at the meeting.

HOW PROXIES WORK

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposal to adopt the Amended Articles or abstain from voting.

You can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com or scan the QR code on your proxy card with a smartphone or tablet, and then follow the instructions outlined on the secure website.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions that your broker, brokerage firm, bank or other nominee provided to you regarding voting by telephone.

•	In writing: Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on [●].

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the proposal to adopt the Amended Articles.

If you hold shares of Class A Common Stock or Class A Special Common Stock in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and vote, the respective plan trustee will vote your shares as you specify on your proxy card. If you hold shares of Class A Common Stock or Class A Special Common Stock in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the respective plan trustee will vote your shares in the same proportion on each matter as it votes shares held in the respective plan for which voting directions were received. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by [●].

REVOKING A PROXY

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	notifying our Secretary in writing before the meeting at the address given on page 3; or

•	voting in person at the meeting.

ATTENDING IN PERSON

Attendance at the meeting is limited to shareholders of record on October 20, 2015 and one guest per shareholder. For safety and security reasons, video and audio recording devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees will be subject to security inspections.

Please bring an admission ticket with you to the meeting. Shareholders who do not present an admission ticket at the meeting will be admitted only upon verification of share ownership. An admission ticket is attached to your proxy card. Alternatively, if your shares are held in the name of your bank, brokerage firm or other nominee, the voting instruction form received from your bank, brokerage firm or other nominee or an account statement or letter from the nominee indicating that you beneficially owned shares as of the close of business on October 20, 2015, the record date for voting, will serve as an admission ticket.

Registered shareholders also may request a replacement admission ticket by sending a written request to Comcast Corporation, in care of Broadridge Financial Solutions, Post Office Box 9160, Farmingdale, NY 11735.

WEBCAST OF THE MEETING

We are pleased to offer a live audio webcast of the matter to be voted upon at the special meeting of shareholders. You may listen to this webcast starting at [●] on [●] by visiting [●].

CONDUCT OF THE MEETING

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the special meeting of shareholders in an orderly manner. This authority includes establishing rules of conduct for shareholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to speak, in determining the extent of discussion and in managing disruptions or disorderly conduct.

ADDITIONAL INFORMATION ON THE SPECIAL MEETING OF SHAREHOLDERS

If you have questions or would like more information about the special meeting of shareholders, you can contact us in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com or scan the QR code on your proxy card with a smartphone or tablet.

•	By telephone: Call toll free 1-866-281-2100.

•	By writing to the following address:

Arthur R. Block, Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on October 20, 2015, the record date, we had outstanding 2,094,509,275 shares of Class A Common Stock, 347,326,688 shares of Class A Special Common Stock and 9,444,375 shares of Class B Common Stock.

All holders of record of shares of Class A Common Stock, Class A Special Common Stock and Class B Common Stock on the record date are entitled to vote on the proposal to adopt the Amended Articles. Approval of the proposal to adopt the Amended Articles requires:

i.	the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock, voting separately as a class;

ii.	the affirmative vote of a majority of the votes cast by holders of our Class A Special Common Stock, voting separately as a class; and

iii.	the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock and our Class B Common Stock, voting together as a single class.

For purposes of the combined vote of the Class A Common Stock and the Class B Common Stock, each holder of Class A Common Stock is entitled to 0.1353 votes per share and each holder of Class B Common Stock is entitled to 15 votes per share, in each case, as of the record date.

We must have a quorum to carry on the business of the special meeting of shareholders. This means that shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on the proposal to adopt the Amended Articles must be represented at the meeting, either in person or by proxy.

If you do not give us your signed proxy, your shares will neither count towards a quorum at this special meeting, nor be voted on the proposal to adopt the Amended Articles. If you give us your signed proxy but do not specify how to vote, your shares will count towards a quorum and we will vote your shares in favor of the proposal to adopt the Amended Articles. Abstentions will count towards a quorum, but broker nonvotes will not count towards a quorum at this special meeting.

Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. While banks, brokerage firms or other nominees have discretionary authority to vote on certain “routine” matters, such as the ratification of independent auditors, they cannot vote on “non-routine” matters, such as the proposal to adopt the Amended Articles, without specific voting instructions. As a result, absent specific instructions from you, your broker may not vote your shares on the proposal to adopt the Amended Articles.

If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on the proposal to adopt the Amended Articles.

PRINCIPAL SHAREHOLDERS OF CLASS A COMMON STOCK

This table sets forth information as of September 30, 2015 about persons we know to beneficially own more than 5% of our Class A Common Stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Class A Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10022	136,426,786(1)	6.3%(1)

Class A Common Stock	Capital World Investors 333 South Hope Street Los Angeles, CA 90071	134,729,551(2)	6.2%(2)

Class A Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	125,644,169(3)	5.8%(3)

(1)	This information is based upon a Schedule 13G filing with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2015 made by BlackRock, Inc. setting forth information as of December 31, 2014.

(2)	This information is based upon a Schedule 13G filing with the SEC on February 13, 2015 made by Capital World Investors setting forth information as of December 31, 2014.

(3)	This information is based upon a Schedule 13G filing with the SEC on February 11, 2015 made by The Vanguard Group setting forth information as of December 31, 2014.

PRINCIPAL SHAREHOLDERS OF CLASS A SPECIAL COMMON STOCK

This table sets forth information as of September 30, 2015 about persons we know to beneficially own more than 5% of our Class A Special Common Stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Class A Special Common Stock	Clearbridge Investments, LLC 620 8th Avenue New York, NY 10018	47,182,083(1)	11.3%(1)

Class A Special Common Stock	Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	27,353,075(2)	6.6%(2)

Class A Special Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10022	26,846,555(3)	6.4%(3)

Class A Special Common Stock	First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	23,690,277(4)	5.7%(4)

(1)	This information is based upon a Schedule 13G filing with the SEC on February 17, 2015 made by Clearbridge Investments, LLC setting forth information as of December 31, 2014.

(2)	This information is based upon a Schedule 13G filing with the SEC on February 3, 2015 made by Massachusetts Financial Services Company setting forth information as of December 31, 2014.

(3)	This information is based upon a Schedule 13G filing with the SEC on January 29, 2015 made by BlackRock, Inc. setting forth information as of December 31, 2014.

(4)	This information is based upon a Schedule 13G filing with the SEC on January 29, 2015 made by First Eagle Investment Management, LLC setting forth information as of December 31, 2014.

PRINCIPAL SHAREHOLDERS OF CLASS B COMMON STOCK

This table sets forth information as of September 30, 2015 about persons we know to beneficially own more than 5% of our Class B Common Stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Class B Common Stock	Brian L. Roberts One Comcast Center Philadelphia, PA 19103	9,444,375	(1)	100.0%

(1)	Includes 9,039,663 shares of Class B Common Stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B Common Stock owned by certain family trusts of which Mr. Roberts and/or his descendants are the beneficiaries. The shares of Class B Common Stock beneficially owned by Mr. Roberts represent 33 1⁄3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable. Each share of Class B Common Stock is convertible, at the shareholder’s option, into a share of Class A Common Stock or Class A Special Common Stock. For information regarding Mr. Roberts’ beneficial ownership of Class A Common Stock and Class A Special Common Stock, see the table immediately below, “Security Ownership of Directors and Executive Officers,” including footnotes (15) and (16) to such table.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

This table sets forth information as of September 30, 2015 about the amount of common stock beneficially owned by (i) our current directors, (ii) our named executive officers, as set forth in our definitive proxy statement filed on April 10, 2015, and (iii) our current directors and executive officers as a group. No shares of common stock held by our directors or executive officers are held in margin accounts or have been hedged or pledged.

	Amount Beneficially Owned(1)					Percent of Class
Name of Beneficial Owner	Class A(2)		Class A Special		Class B	Class A(2)	Class A Special	Class B
Michael J. Angelakis	158,329	(3)	–		–	*	–	–
Kenneth J. Bacon	28,057		–		–	*	–	–
Sheldon M. Bonovitz	30,746	(4)	112,936	(5)	–	*	*	–
Edward D. Breen	59,786	(6)	–		–	*	–	–
Stephen B. Burke	1,348,219	(7)	3,491		–	*	*	–
David L. Cohen	2,335,235	(8)	53,731	(9)	–	*	*	–
Joseph J. Collins	171,834	(10)	–		–	*	–	–
J. Michael Cook	54,201	(11)	3,450	(12)	–	*	*	–
Gerald L. Hassell	55,375		–		–	*	–	–
Jeffrey A. Honickman	120,702	(13)	10,217	(14)	–	*	*	–
Eduardo G. Mestre	48,364		–		–	*	–	–
Brian L. Roberts	5,738,217	(15)	8,159,010	(16)	9,444,375(17)	*	2.3%	100.0%(17)
Johnathan A. Rodgers	23,585		–		–	*	–	–
Dr. Judith Rodin	71,990		–		–	*	–	–
Neil Smit	985,427		–		–	*	–	–
All directors and executive officers as a group (17 persons)	11,269,125 (6)(7)(8)(10)(11)(13)(15)(18)	(4)	8,380,740 (9)(12)(14)(16)(19)	(5)	9,444,375(17)	*	2.3%	100.0%(17)

*	Less than 1% of the outstanding shares of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Includes beneficial ownership of the following number of shares for which the following persons hold options exercisable on or within 60 days of September 30, 2015: Mr. Burke, 883,440; Mr. Cohen, 1,711,580 (332,640 of which are held by family trusts); Mr. Roberts, 4,696,200; Mr. Smit, 888,900; and all directors and executive officers as a group, 8,291,482.

Includes the following number of share equivalents that will be paid at a future date in cash and/or in our common stock pursuant to an election made under our restricted stock plan for the following persons: Mr. Bacon, 12,279; Mr. Bonovitz, 17,387; Mr. Breen, 6,299; Mr. Collins, 55,382; Mr. Cook, 30,411; Mr. Hassell, 45,130; Mr. Honickman, 56,722; Mr. Mestre, 20,932; Mr. Roberts, 94,708; Mr. Rodgers, 13,262; Dr. Rodin, 56,628; and Mr. Smit, 12,000.

Includes the following number of share equivalents that will be paid at a future date in our common stock under our deferred compensation plans for the following persons: Mr. Breen, 4,920; Mr. Collins, 14,453; Mr. Cook, 5,240; Mr. Hassell, 10,245; Mr. Honickman, 13,478; Mr. Mestre, 4,932; Mr. Rodgers, 900; and Dr. Rodin, 8,973.

Does not include an undetermined number of shares that our nonemployee directors will receive on November 20, 2015 with a fair market value of $170,000.

(3)	On July 1, 2015, Michael J. Angelakis ceased to serve as our Vice Chairman and Chief Financial Officer and became a Senior Advisor to us; however, under applicable SEC rules, he remains one of our named executive officers and is required to be included in the table above. The number of shares in the table above includes 48,551 shares held by a family trust of which he is a trustee and 109,778 shares owned by a charitable foundation of which he and his wife are trustees.

(4)	Includes 72 shares held by a testamentary trust of which he is a trustee and 2,992 shares owned by family partnerships. Does not include 455,900 shares underlying currently exercisable stock options or 536,596 shares underlying deferred restricted stock units that are held in an estate of which he is not a beneficiary but for which he is one of the executors.

(5)	Includes 15,714 shares owned by a charitable foundation of which his wife is a trustee; 93,875 shares owned by family partnerships; and 3,000 shares owned by a family trust of which he is a trustee.

(6)	Includes 47,801 shares held by a grantor retained annuity trusts of which he is a trustee.

(7)	Includes 50,000 shares held by a charitable foundation of which he and his wife are trustees.

(8)	Includes 349,677 shares owned in family trusts; 81,344 shares held by a grantor retained annuity trusts of which he is a trustee; and 16,431 shares owned by a charitable foundation controlled by him, his wife and his children.

(9)	Includes 20,707 shares owned in family trusts; 9,240 shares held by a grantor retained annuity trust of which he is a trustee; and 8,208 shares owned by a charitable foundation controlled by him, his wife and his children.

(10)	Includes 102,000 shares held by grantor retained annuity trusts of which he is a trustee.

(11)	Includes 2,425 shares owned by his wife and 1,455 shares held jointly by him and his wife.

(12)	Represents 3,450 shares held jointly by him and his wife.

(13)	Includes 10,000 shares held by a grantor trust of which he is a trustee.

(14)	Includes 77 shares owned by his daughters.

(15)	Includes 19,000 shares held by a family charitable foundation of which his wife is a trustee; 17,136 shares owned in our retirement-investment plan; and 164,742 shares owned by his wife. Does not include shares of common stock issuable upon conversion of Class B Common Stock beneficially owned by him; if he were to convert the Class B Common Stock that he beneficially owns into Class A Common Stock, he would beneficially own 15,182,592 shares of Class A Common Stock, representing less than 1% of the Class A Common Stock based on the number of shares of Class A Common Stock outstanding as of September 30, 2015.

(16)	Includes 70,657 shares of owned in our retirement-investment plan. Also includes 110,780 shares owned by his wife; 240 shares owned by his daughter; and 388,920 shares owned by a family charitable foundation of which his wife is a trustee. Also includes 6,856,323 shares owned by a limited liability company of which he is the managing member and 699,298 shares owned by certain family trusts. Does not include shares of Class A Special Common Stock issuable upon conversion of Class B Common Stock beneficially owned by him; if he were to convert the Class B Common Stock that he beneficially owns into Class A Special Common Stock, he would beneficially own 17,603,385 shares of Class A Special Common Stock, representing approximately 4.9% of the Class A Special Common Stock based on the number of shares of Class A Special Common Stock outstanding as of September 30, 2015.

(17)	See footnote (1) under “— Principal Shareholders of Class B Common Stock” above.

(18)	Includes shares owned by Michael J. Cavanagh, who became our Chief Financial Officer on July 1, 2015.

(19)	Includes 22,571 shares owned by the children of an executive officer, other than those named above.

PROPOSAL TO AMEND AND RESTATE THE EXISTING ARTICLES AND TO RECLASSIFY OUR CLASS A SPECIAL COMMON STOCK INTO CLASS A COMMON STOCK

Our Board has approved a proposal to adopt the Amended Articles in order to, among other things, effect the reclassification of each issued share of Class A Special Common Stock into one share of Class A Common Stock and eliminate all provisions in our Existing Articles relating to the Class A Special Common Stock except, in one instance, to revise the Existing Articles to refer to Class A Common Stock instead of Class A Special Common Stock. The issued shares of Class A Common Stock and Class B Common Stock will not be reclassified, and, except as described herein, the rights and privileges of the Class A Common Stock and the Class B Common Stock as set forth in the Amended Articles will not be affected in any manner. The holders thereof will not be entitled to receive any cash, securities, or other property, in connection with the Reclassification.

The Amended Articles are included as part of Appendix A to this proxy statement, with text proposed to be deleted from the Existing Articles in brackets and boldface font, and text proposed to be added to the Existing Articles in underlined font. In addition to the Reclassification, the Amended Articles include other minor changes to the Existing Articles, which are described further in “Other Changes Included in the Proposal to Amend and Restate the Existing Articles” below. The related Articles of Amendment are also included as part of Appendix A. Because this proxy statement only provides a summary of the proposal to adopt the Amended Articles, it may not contain all of the information that is important to you. You should read the Amended Articles and the Articles of Amendment carefully before you decide how to vote.

The proposal to adopt the Amended Articles must be approved by (i) the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock, voting separately as a class, (ii) the affirmative vote of a majority of the votes cast by holders of our Class A Special Common Stock, voting separately as a class, and (iii) the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock and our Class B Common Stock, voting together as a single class. Brian L. Roberts, the Company’s Chairman and Chief Executive Officer, has advised the Company that he intends to vote all of his shares of the Company’s Class A Common Stock, Class A Special Common Stock and Class B Common Stock in favor of the proposal to adopt the Amended Articles.

Subject to receiving authorization from the NASDAQ to list the new shares of Class A Common Stock on the NASDAQ and the Board not exercising its right to abandon the adoption of the Amended Articles as described below, the Articles of Amendment will be filed with the Department of State of the Commonwealth of Pennsylvania if the proposal to adopt the Amended Articles is approved by the requisite votes of shareholders. Once filed, the Amended Articles will become effective at the close of business on the date on which the Articles of Amendment are filed with the Department of State of the Commonwealth of Pennsylvania. We expect to file the Articles of Amendment with the Department of State as soon as practicable after obtaining shareholder approval and listing authorization from the NASDAQ.

BACKGROUND

Prior to the Company’s 2002 merger with AT&T Broadband (AT&T Inc.’s cable business, “AT&T,” and such transaction, the “AT&T Broadband Transaction”), the Class A Special Common Stock was the Company’s larger, more liquid class of publicly traded stock and was a component of the S&P Indices. As such, the Company typically used shares of Class A Special Common Stock as equity consideration in acquisitions and as equity compensation to employees. In connection with the AT&T Broadband Transaction, however, tax and non-tax considerations necessitated that the shareholders of AT&T receive more than 50% of the outstanding voting power of the combined company. As a result, the Company issued a large amount of Class A Common Stock in connection with the AT&T Broadband Transaction, which issuance substantially changed the Company’s capital structure and resulted in the Company having two large, liquid classes of publicly traded stock. Following that time, the Class A Common Stock replaced the Class A Special Common Stock as a component of the S&P indices and the Company has since used shares of Class A Common Stock for equity issuances and grants of equity-based compensation for employees.

From time to time, the Board has discussed with the Company’s management and advisors the possibility of combining the Class A Common Stock and the Class A Special Common Stock into one class. On October 25, 2015, the Board formally considered a proposal to reclassify the Class A Special Common Stock into Class A Common Stock. The Board reviewed the history of the Company’s capital structure and considered the issues attendant in effecting such a Reclassification. The Board also considered the historical and current trading prices of shares of the two classes of stock, and the historical and current trading volume of the two classes of stock. Following this review, the Board determined that the Amended Articles and the resulting reclassification of Class A Special Common Stock on a one-for-one basis into Class A Common Stock is fair to and in the best interests of the Company and its shareholders, including, in particular, the holders of shares of Class A Common Stock and the holders of shares of Class A Special Common Stock. The Board also approved and recommends shareholder approval of the proposal to adopt the Amended Articles.

REASONS FOR THE AMENDED ARTICLES

In determining to approve and recommend shareholder approval of the proposal to adopt the Amended Articles, the Board considered a number of factors, including, but not limited to, the factors listed below. These factors are not necessarily presented in order of relative importance.

•	that the holders of the Class A Common Stock and the holders of the Class A Special Common Stock currently have the same economic rights, with voting rights representing the only difference between the Class A Common Stock and the Class A Special Common Stock;

•	that since the AT&T Broadband Transaction, the Class A Common Stock has generally traded on the NASDAQ at an average premium of 2.6% to the Class A Special Common Stock. However, since August 2015, the Class A Common Stock has generally traded on the NASDAQ at a discount to the Class A Special Common Stock. We believe that the recent inclusion of the Class A Special Common Stock in the S&P 500 Index may have contributed to this change in trading patterns;

•	that the trading volume of the Class A Common Stock has been substantially greater than that of the Class A Special Common Stock;

•	the historical and current trading price and trading volume differentials of the Class A Common Stock and Class A Special Common Stock;

•	reduction in investor confusion resulting from the current structure, including confusion as to the calculation of our total market capitalization;

•	improvement in the liquidity and trading efficiencies of our publicly traded common stock following effectiveness of the Amended Articles and the Reclassification;

•	elimination of any perceived impact on the market price of Class A Common Stock and Class A Special Common Stock that results from having two classes of publicly traded stock with different voting rights;

•	the exchange ratios adopted by other companies that have effected share reclassifications;

•	the dilutive impact of the Reclassification on the voting power of each share of Class A Common Stock currently outstanding, and the non-dilutive impact of the Reclassification on the aggregate voting power of the Class A Common Stock relative to the Class B Common Stock;

•	the reduction in the total number of authorized shares of common stock that would result from the elimination of the authorized shares of Class A Special Common Stock and the effect of such reduction on the Company’s ability to issue additional shares of common stock in the future;

•	the opinion of Citigroup Global Markets Inc. (“Citi”), financial advisor to the Board, to the effect that the exchange ratio of one share of Class A Common Stock for one share of Class A Special Common Stock is fair, from a financial point of view, to the holders of Class A Common Stock;

•	the opinion of Credit Suisse Securities (USA) LLC (“Credit Suisse”), financial advisor to the Board, to the effect that the exchange ratio of one share of Class A Common Stock for one share of Class A Special Common Stock is fair, from a financial point of view, to the holders of Class A Special Common Stock; and

•	that the proposed amendment will not, for U.S. federal income tax purposes, result in taxable income or gain to the Company or to the holders of Class A Common Stock or Class A Special Common Stock.

This discussion of information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board in making its decision. Our Board did not assign relative weights to the specific factors it considered in reaching its decision to approve and recommend the proposal to adopt the Amended Articles. In considering the factors described above, individual members of the Board may have given different weight to different factors. We cannot assure you when or whether the other potential benefits will be realized.

FAIRNESS OPINIONS

Opinion of Citigroup Global Markets Inc. — Class A Common Stock

Comcast has retained Citi as financial advisor in connection with the Reclassification, pursuant to which the issued shares of Class A Special Common Stock will be reclassified into shares of Class A Common Stock on a one-for-one basis (the “Reclassification Ratio”). In connection with this engagement, Citi rendered a written opinion to the Board, dated as of October 25, 2015, to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Citi’s work described below and other factors Citi deemed relevant, the Reclassification Ratio was fair, from a financial point of view, to the holders of Class A Common Stock (solely in their capacity as holders of Class A Common Stock and disregarding any interest any holder of Class A Common Stock may have in any other equity securities of Comcast).

The full text of Citi’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is included as Appendix B to this document. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read Citi’s opinion carefully and in its entirety.

Citi’s opinion was limited solely to the fairness of the Reclassification Ratio to the holders of Class A Common Stock, from a financial point of view, as of the date of the opinion. Citi’s advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of whether to adopt the Amended Articles. Neither Citi’s opinion nor the related analyses constituted a recommendation to the Board to adopt the Amended Articles or the Reclassification Ratio. Citi’s opinion is not intended to be and does not constitute a recommendation, and Citi does not make any recommendation, as to how any holder of Comcast shares should vote or act on any matters relating to the adoption of the Amended Articles.

In arriving at its opinion, Citi, among other things:

•	reviewed the Existing Articles, as they relate to the rights and privileges of Class A Common Stock and Class A Special Common Stock;

•	reviewed the Articles of Amendment and the Amended Articles and a draft of this proxy statement (including the draft of the “Background” and “Reasons for the Amended Articles” sections);

•	held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the foregoing;

•	held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the pro forma economic and voting impact of the Reclassification and the strategic and other considerations relating to the decision of the Company’s management to propose that the Board approve and propose the Reclassification to the Company’s stockholders;

•	examined certain publicly available business and financial information relating to the Company and to the existing rights and privileges of the Class B Common Stock under the Existing Articles (all of the outstanding shares of which are beneficially owned by Mr. Brian L. Roberts and which shares would, following the effectiveness of the proposed Amended Articles, continue to (a) represent 33 1⁄3% of the combined voting power of the two classes of the Company’s voting common stock, which percentage is generally not subject to dilution, (b) have the power to disapprove certain actions specified in the Existing Articles, and (c) be convertible, at the holder’s election, into an equal number of shares of Class A Common Stock (but would no longer be convertible into shares of Class A Special Common Stock));

•	reviewed the financial and other terms of the Reclassification as set forth in the proposed Articles of Amendment and the Amended Articles in relation to, among other things, current and historical market prices and trading volumes of the Class A Common Stock and the Class A Special Common Stock, and the capitalization of the Company;

•	considered, to the extent publicly available, the financial and other terms of certain other transactions which it considered relevant in evaluating the Reclassification and the Reclassification Ratio;

•	analyzed certain financial, stock market and other publicly available information relating to other companies with multiple classes of publicly traded equity securities that Citi considered relevant in evaluating the Reclassification and the Reclassification Ratio; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company that they were not aware of any relevant information that had been omitted or that remained undisclosed to Citi. Citi also relied upon the advice of counsel to the Company as to legal matters in respect of the Existing Articles and the proposed Articles of Amendment and the Amended Articles.

Citi assumed, with the Company’s consent, that the Reclassification will be consummated in accordance with the terms of the proposed Articles of Amendment and the Amended Articles, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining any necessary regulatory and stockholder approvals, consents and releases for the Reclassification, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Reclassification. Representatives of the Company advised Citi, and Citi further assumed, that the final form of the Articles of Amendment and the Amended Articles will not vary materially from the draft thereof that had been provided to Citi. Citi also assumed, with the Company’s consent, that the Reclassification will have the federal income tax consequences set forth in the draft of this proxy statement that it had been furnished.

Citi’s opinion, as set forth in Appendix B, relates solely to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock, and Citi is not expressing any opinion as to the price at which the Class A Common Stock will trade at any time prior to the time the Reclassification is consummated (including the relative trading prices of Class A Common Stock and Class A Special Common Stock) or the price at which the Class A Common Stock will trade at any time following the consummation of the Reclassification. Citi has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor has it made any physical inspection of the properties or assets of the Company. Citi was not requested to, and it did not, advise the Company in connection with the structuring of the Reclassification or the establishment of the Reclassification Ratio. Citi expresses no view as to, and its opinion does not address, the underlying business decision of the Company to effect the Reclassification, the relative merits of the Reclassification as compared to any alternative business and/or financial strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Citi also expresses no view as to, and its opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the Reclassification Ratio. Citi’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

Citi’s opinion expressed in Appendix B relates solely to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock, and it expresses no view as to, and its opinion does not address the fairness of the Reclassification Ratio to the holders of Class A Special Common Stock or Class B Common Stock. Citi also expresses no opinion as to any aspects of the proposed Articles of Amendment and the Amended Articles other than the Reclassification Ratio.

In connection with rendering its opinion, Citi made a presentation to the Board on October 25, 2015 with respect to the material analyses performed by Citi in evaluating the fairness, from a financial point of view, of the Reclassification Ratio. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citi, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citi’s financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to October 23, 2015, and is not necessarily indicative of current or future market conditions.

Comcast Voting and Economic Impact of Proposed Reclassification

Citi compared the current voting and economic interests of Class A Special Common Stock (“CMCSK”) and Class A Common Stock (“CMCSA”) immediately prior to the Reclassification to the pro forma voting and economic interests of Class A Common Stock (including the reclassified former Class A Special Common Stock) immediately following the Reclassification. The voting interest pertains to matters in which all shareholders vote as a single class.

	Current	Pro Forma for Proposed 1:1 Reclassification	Change
% Voting Interest
CMCSA (excl. Roberts)	66.5%	57.0%	(9.5%)
CMCSA — Roberts	0.2	0.2	(0.0)
Former CMCSK (excl. Roberts)	—	9.3	9.3 (1)
Former CMCSK — Roberts	—	0.2	0.2

Total CMCSA	~66.7%	~66.7%	—

CMCSK (excl. Roberts)	—	—	—
CMCSK — Roberts	—	—	—

Total CMCSK	—	—	—

Class B	~33.3	~33.3	—

Total	100.0%	100.0%	—

% Economic Interest
CMCSA (excl. Roberts)	85.2%	85.2%	—
CMCSA — Roberts	0.2	0.2	—
Former CMCSK (excl. Roberts)	—	13.8	13.8%
Former CMCSK — Roberts	—	0.3	0.3

Total CMCSA	85.4%	99.6%	14.2%

CMCSK (excl. Roberts)	13.8%	—	(13.8%)
CMCSK — Roberts	0.3	—	(0.3)

Total CMCSK	14.2%	—	(14.2%)

Class B	0.4	0.4	—

Total	100.0%	100.0%	—

Source:    Management and FactSet (stock prices).

Note:        All percentages are calculated based on the underlying whole numbers. Numbers may not sum due to rounding.

(1)	8.1% attributable to current holders of Class A Common Stock that also hold Class A Special Common Stock.

Citi noted that the 66 2⁄3% voting interest of the Class A Common Stock would not change as a result of the Reclassification, but that the Reclassification would result in a redistribution of the 66 2⁄3% voting interest currently held by the holders of the Class A Common Stock, who will share that percentage of voting interest with the current holders of the Class A Special Common Stock (currently holders of the Class A Special Common Stock do not vote on matters other than prescribed by applicable law or as required by Article 7 of the Existing Articles); however, the votes on such matters will continue to depend to a significant extent on the vote of the holders of the Class B Common Stock immediately following the Reclassification. Further, Citi calculated that in such matters, the existing holders of Class A Common Stock (excluding Mr. Roberts) will continue to have a majority vote of 57.0% despite the Reclassification. The former holders of Class A Special Common Stock would receive the remaining 9.3% of the voting interest of Class A Common Stock (excluding Class A Common Stock held by Mr. Roberts), whereby 8.1% would be attributable to current holders of Class A Common Stock that also hold Class A Special Common Stock.

Citi also noted that under the Existing Articles, the Class A Special Common Stock and the Class A Common Stock are entitled to the same economic rights, including rights to dividends and rights in the event of a liquidation or merger. Citi noted that a one-for-one Reclassification Ratio would have no impact on the economic interest of the current holders of Class A Common Stock.

Comcast Historical Premium / (Discount) and Exchange Ratio

Citi reviewed the relative trading prices of the Class A Common Stock and the Class A Special Common Stock from November 19, 2002 (the first trading day after the completion date of the AT&T Broadband Transaction, resulting in the issuance of a large number of additional shares of Class A Common Stock, and thus the total number of outstanding shares of Class A Common Stock greatly exceeding the number of shares of Class A Special Common Stock) to date, and noted that during substantially the entire period prior to August 6, 2015, the Class A Special Common Stock traded at a discount to the Class A Common Stock.

Citi reviewed the premium/(discount) of the Class A Special Common Stock price to the Class A Common Stock price, and the exchange ratio of the Class A Special Common Stock price to the Class A Common Stock price, over selected periods and during the periods since certain selected events, using three methodologies: the simple averages of the closing prices; the daily exchange ratio weighted by total daily volume; and the average determined by dividing the volume-weighted average price of the Class A Special Common Stock by the volume-weighted average price of Class A Common Stock.

Historical Premium/(Discount) of Class A Special Common Stock to Class A Common Stock

	Simple Average Closing Prices(1)			Daily Exchange Ratio Weighted By Total Daily Volume(2)			CMCSK VWAP/CMCSA VWAP(3)
Period	Premium / (Discount)	Exchange Ratio		Premium / (Discount)	Exchange Ratio		Premium / (Discount)	Exchange Ratio
Current	0.6%	1.006	x	0.6%	1.006	x	0.6%	1.006	x
1 Week	0.9	1.009		0.8	1.008		0.8	1.008
1 Month	0.9	1.009		0.9	1.009		0.9	1.009
3 Months	0.8	1.008		0.7	1.007		0.1	1.001
6 Months	0.2	1.002		0.1	1.001		(0.4)	0.996
1 Year	(0.2)	0.998		(0.2)	0.998		0.1	1.001
Since Mar. 11, 2014 (S&P Announcement)(4)	(0.5)	0.995		(0.5)	0.995		0.8	1.008
Since Mar. 4, 2014 (Week prior to S&P Announcement)(4)	(0.5)	0.995		(0.5)	0.995		0.8	1.008
2 Years	(1.0)	0.990		(1.0)	0.990		0.4	1.004
Since Nov. 19, 2002 (Close of Comcast / AT&T Broadband Transaction)	(2.6)	0.974		(2.6)	0.974		(13.3)	0.867

Repurchase Periods:
12/18/03 — 10/29/08 Repurchase Period	(1.3%)	0.987	x	(1.3%)	0.987	x	(2.3%)	0.977	x
Since 02/16/11 Repurchase Period	(2.2)	0.978		(2.2)	0.978		(6.5)	0.935

Source: Company	filings, FactSet.

Note: Market	data as of 10/23/2015.

(1)	Reflects CMCSK simple average closing price divided by CMCSA simple average closing price.

(2)	Each daily premium (discount) or exchange ratio is multiplied by the respective day’s daily volume (CMCSA + CMCSK) divided by the total volume (CMCSA + CMCSK) for the period. The sum of each day’s volume-weighted premium (discount) or exchange ratio is the indicated number.

(3)	Reflects CMCSK volume-weighted average price (“VWAP”) divided by CMCSA volume-weighted average price. Volume-weighted average price equals the sum of each day’s price multiplied by each day’s volume divided by total volume for the period.

(4)	S&P announces dual classes of shares of publicly listed companies will be included in the S&P 500 Index beginning in September 2015.

Comcast Historical Trading Volume

Citi reviewed the historical trading volume of the Class A Common Stock and the Class A Special Common Stock over eight periods: (1) the last week, (2) the last month, (3) the last three months, (4) the last six months, (5) the last year, (6) the period since the S&P Dow Jones Indices’ announcement regarding changes in treatment of multiple share classes on March 11, 2014 (the “S&P Announcement”), (7) the period since March 4, 2014, which represents the date one week prior to the S&P Announcement, and (8) the last two years.

Citi noted that for the time periods analyzed, the average daily trading volume for the Class A Common Stock ranged from 8.0 to 14.9 million shares, the average daily trading volume as a percentage of shares outstanding ranged from 0.38% to 0.70%, and the share turnover ratio (which represents the total volume of each class traded in a period divided by the total shares outstanding of such class at the end of such period) ranged from 0.99x to 1.84x. Citi noted that the average daily trading volume for the Class A Special Common Stock for the same time periods ranged from 2.0 to 4.6 million shares, the average daily trading volume as a percentage of shares outstanding ranged from 0.56% to 1.25%, and the share turnover ratio ranged from 1.45x to 3.27x. During the time periods analyzed, the average share turnover ratio of the S&P 500 Index ranged from 1.79x to 2.07x.

Analysis of Publicly Traded Companies with Voting / Non-Voting Rights

Citi identified four companies that currently have both a class of voting-stock and a class of non-voting stock, where both the voting and non-voting stock are traded on a major U.S. stock exchange and each is included in the S&P 500 Index. Citi compared the volumes and relative trading prices of the two classes of stock.

Citi’s analysis of the four companies and Comcast showed the following:

Companies with Both Classes Indexed

		Index Stock — Non-Voting						Index Stock — Voting					Voting / Non-Voting (Discount) / Premium
				% of Total(2)						% of Total(2)
Company	Ticker	Voting Rights	Stock Price	ADTV	Public Float	SO	Ticker	Voting Rights	Stock Price	ADTV	Public Float	SO
Google Inc(1)	GOOG	0.0	$702.00	48.5%	50.4%	54.1%	GOOGL	1.0	$719.33	51.5%	49.6%	45.9%	2.5%
Discovery Communications Inc(1)	DISCK	0.0	27.81	36.8	63.8	64.8	DISCA	1.0	29.77	63.2	36.2	35.2	7.0
News Corp	NWSA	0.0	15.00	73.0	79.4	65.7	NWS	1.0	15.15	27.0	20.6	34.3	1.0
21st Century Fox	FOXA	0.0	30.11	76.9	75.1	59.7	FOX	1.0	30.42	23.1	24.9	40.3	1.0
Comcast(1)	CMCSK	0.0	62.35	18.9	14.5	14.8	CMCSA	0.1	61.98	81.1	85.5	85.2	(0.6)

Source:	Bloomberg, FactSet and company filings. Data as of 10/23/15.

Note:	Stocks listed above only include stocks that have multiple classes of common shares listed and actively trading on major U.S. exchanges. The stocks are listed on the S&P 500 Index. Voting rights are the number of votes per share.

(1)	Comcast also has Class B Common Stock that has 15 votes per share (not publicly traded), Discovery has Series B stock that has 10 votes per share, and Google has Class B stock that has 10 votes per share.

(2)	Total is sum of publicly listed and traded classes of stock.

Citi noted that companies with multiple classes of common stock included in an S&P Index generally experience their voting stock trading at a premium to their non-voting stock.

Citi also conducted the above analysis with respect to fourteen companies that had at least two different classes of stock, one of which was a high-voting stock and one of which was a low-voting stock. In each of those cases, only one of those classes was included in an S&P Index. Citi noted that some companies with only one class of stock included in an S&P Index generally have their voting stock trade at a premium to their low- or non-voting stock and some companies have their voting stock trade at a discount to their low- or non-voting stock.

Analysis of Historical Reclassification Transactions

Citi identified twenty-eight historical reclassification transactions completed since 1998 in which two classes of publicly traded common stock of a single company with differential voting rights were reclassified or combined into a single class of common stock and where there was no change of control or loss of significant control by an existing shareholder in connection with the transaction. Citi categorized these transactions into two categories for purposes of its analysis:

(i)	Primary Precedents: Included nine historical reclassification transactions where, as is the case with the Reclassification, the high-voting stock traded at an average premium to the low-voting stock for the one year prior to the reclassification transaction and there was no change of control or loss of significant control by an existing controlling shareholder in connection with the reclassification transaction.

(ii)	Other Precedents: Included nineteen historical reclassification transactions where the reclassification ratio was one-for-one, as is the case with the Reclassification, but the high-voting stock traded at an average discount to the low-voting stock for the one year period prior to the reclassification transaction and there was no change of control or loss of significant control by an existing controlling shareholder in connection with the reclassification transaction.

Citi, based on its experience and professional judgment, considered the Primary Precedents most relevant given the herein described similarities with the Reclassification. Citi did not consider thirteen historical reclassification transactions where either one class of stock did not publicly trade prior to the reclassification transaction or a change of control or loss of significant control by an existing controlling shareholder occurred in connection with the reclassification transaction.

This analysis showed the following:

Selected Historical Reclassification Transactions — Primary Precedents

(dollars in millions)

								Premium / (Discount) of High Vote / Low Vote
Shareholder Meeting Date	Company	Indexed Security	Reclassi- fication Ratio		Combined Equity Value(1)	Value of Low Vote Stock	Low Vote as % of Total Market Cap	1-Year(2)	3-Month(2)	30-Day(2)	Day Prior to Announce- ment(2)	High Vote Vol / Low Vote Vol(3)
01/13/12	TDS	High Vote	1.09	x	$2,515	$1,074	42.7%	13.0%	7.1%	11.9%	11.2%	2.71	x
11/20/03	Pilgrim’s Pride(5)	High Vote	1.00		499	137	27.4	36.8	34.9	32.1	30.2	4.58
11/04/03	Jo-Ann Stores(5)	High Vote	1.15		405	180	44.5	21.0	15.1	13.4	14.4	3.88
01/23/03	Alberto- Culver Company	High Vote	1.00		2,891	1,251	43.3	10.1	6.1	6.7	5.9	2.89
05/02/02	Freeport McMoran	High Vote	1.00		2,094	792	37.8	8.8	4.8	5.3	3.2	7.08
09/21/01	Conoco	High Vote	1.00		17,342	5,135	29.6	2.4	1.0	1.2	1.9	2.80
08/15/00	J.M. Smucker Company	High Vote	1.00		438	200	45.7	18.0	19.7	20.6	17.1	1.14
06/28/00	Mitchell Energy & Development	High Vote	1.00		1,420	777	54.7	0.3	(0.1)	(0.4)	(0.6)	1.00
10/21/99	InfoUSA	High Vote	1.00		289	143	49.6	5.4	1.1	2.5	3.2	0.86
	Comcast(4)	High Vote(6)	1.00	x	$151,376	$21,559	14.2%	0.2%	(0.8%)	(0.8%)	(0.6%)	2.62	x

Source:	Company filings, FactSet.

Note:	Comcast figures as of 10/23/15. Pilgrim’s Pride and Jo-Ann Stores announcement made after market hours. Approval of the TDS reclassification was conditioned on approval of a proposal to simultaneously set and freeze the aggregate percentage voting power of the third class of TDS shares (representing majority voting power), subject to reduction only as a result of sales or conversion of shares of such class.

(1)	As of one day prior to announcement, calculated using basic shares outstanding.

(2)	Based on average daily premium of closing prices for the respective time period indicated prior to announcement. Premium based on high-vote share class to low-vote share class.

(3)	Based on average volume for the 30 trading day period ended one day prior to announcement.

(4)	Represents trading premium market data as of 10/22/15 (illustrative of one trading day prior to announcement).

(5)	As the announcement of this transaction was made after market hours on the date of announcement, the price on date of announcement (rather than day prior to announcement) was used for calculations.

(6)	Refers to Comcast Class A Common Shares.

Citi noted that in all but two of these transactions the reclassification was effected on a one-for-one basis.

In Citi’s analysis of the Other Precedents, it noted that in these nineteen historical reclassification transactions, unlike the case with the Reclassification, the high-voting stock traded at an average discount to the low-voting stock for the one year prior to the reclassification transaction. Citi noted that all nineteen reclassification transactions were also effected at a one-for-one reclassification ratio.

The preceding discussion is a summary of the material financial analyses furnished by Citi to the Board, but it does not purport to be a complete description of the analyses performed by Citi or of its presentation to the Board. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citi made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citi believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citi, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citi and its opinion. With regard to the publicly traded companies and precedent transaction analyses summarized above, Citi selected comparable public companies and precedent transactions on the basis of various factors, including the similarity of the equity structure of the selected companies; however, no company utilized in this analysis is identical to Comcast, and no precedent transaction is identical to the intended Reclassification. As a result, this analysis is not purely mathematical but also takes into account differences in financial and operating characteristics of the analyzed companies and transactions and other factors that could affect the reclassification or the public trading value or other characteristics of the companies and transactions to which Comcast and the Reclassification are being compared. Citi is making no representations regarding the reasons for any changes in stock prices or trading volume in any of the precedent transactions it reviewed, and has not attempted on a company-by-company basis to identify all potential reasons for any such changes.

In its analyses, Citi made numerous assumptions with respect to Comcast, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Comcast. Any estimates contained in Citi’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Because these estimates are inherently subject to uncertainty, none of Comcast, the Board, Citi or any other person assumes responsibility if future results or actual values differ materially from the estimates.

Citi’s analyses were prepared solely as part of Citi’s analysis of the fairness of the Reclassification Ratio and were provided to the Board in connection therewith. Citi’s advice and opinion was only one of the factors taken into consideration by Comcast in determining the Reclassification Ratio. See “— Reasons for the Amended Articles” above.

Citi is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Comcast selected Citi as a financial advisor in connection with adoption of the Articles of Amendment and the Amended Articles, and to render an opinion as to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock, on the basis of Citi’s international recognition in providing financial advice and on the basis of Citi’s experience and Citi’s familiarity with Comcast from prior financial advisory and other services rendered to Comcast.

Pursuant to its engagement letter with Citi, Comcast has agreed to pay Citi customary fees in connection with its engagement as financial advisor, including a $1 million fee that became payable upon the delivery to the Board of Citi’s opinion as to the fairness of the Reclassification Ratio to holders of Class A Common Stock from a financial point of view. Comcast has also agreed to reimburse Citi for its reasonable expenses incurred in connection with its engagement, including reasonable fees and expenses of its legal counsel, and to indemnify Citi against liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

Citi and its affiliates in the past have provided, and in the future may provide, services to Comcast unrelated to the adoption of the Amended Articles, including, without limitation, investment banking and other financial services. Excluding the compensation paid and payable to Citi as described above in connection with the adoption of the Amended Articles, Citi has recognized approximately $17.7 million in revenue from Comcast-related business during the last two years ended September 30, 2015. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Comcast for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Comcast and their respective affiliates.

Opinion of Credit Suisse Securities (USA) LLC — Class A Special Common Stock

The Company retained Credit Suisse to act as a financial advisor in connection with the Reclassification. In connection with Credit Suisse’s engagement, the Board requested that Credit Suisse evaluate the fairness, from a financial point of view, to the holders of shares of Class A Special Common Stock of the Reclassification Ratio. On October 25, 2015, at a meeting of the Board held to evaluate the Amended Articles and the Reclassification, Credit Suisse rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated October 25, 2015, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Credit Suisse’s written opinion, the Reclassification Ratio was fair, from a financial point of view, to holders of Class A Special Common Stock, disregarding any interest any holder of Class A Special Common Stock may have in other securities of the Company, including the Class A Common Stock.

The full text of Credit Suisse’s written opinion, dated October 25, 2015, to the Board, which sets forth, among other things, the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Credit Suisse in connection with such opinion, is attached to this proxy statement as Appendix C and is incorporated into this proxy statement by reference in its entirety. The description of Credit Suisse’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse’s opinion. Credit Suisse’s opinion was provided to the Board (in its capacity as such) for its information in connection with its evaluation of the consideration from a financial point of view to holders of shares of Class A Special Common Stock and did not address any other aspect of the Reclassification, including, without limitation, (i) the fairness of the Recapitalization Ratio to the holders of Class A Common Stock or any other securities of the Company or (ii) the relative merits of the Reclassification as compared to alternative transactions or strategies that might be available to the Company or the underlying business decision of the Company to proceed with the Reclassification. Credit Suisse’s opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Reclassification or otherwise.

In arriving at its opinion, Credit Suisse reviewed the proposed Articles of Amendment and the Amended Articles, each dated as of October 25, 2015, the Existing Articles and certain publicly available business and financial information relating to the Company. In addition, Credit Suisse held certain discussions with certain senior officers, directors and advisors of the Company concerning the Company and its financial and operating performance and the pro forma economic and voting impact of the Reclassification on the Class A Special Common Stock and the Class A Common Stock. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant, based on its experience and professional judgment.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information, and Credit Suisse assumed and relied upon such information being complete and accurate in all respects. Credit Suisse assumed, with the Company’s consent, that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Reclassification, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the contemplated benefits to holders of Class A Special Common Stock of the Reclassification and that the Reclassification would be consummated in accordance with the terms of the Articles of Amendment and the Amended Articles without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse is not a legal or tax advisor. Credit Suisse is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal and tax advisors with respect to legal, and tax matters. With the Company’s consent, Credit Suisse further assumed that the final form of the Articles of Amendment and the Amended Articles would conform to the draft reviewed by Credit Suisse in all respects material to Credit Suisse’s analyses.

Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to the holders of shares of Class A Special Common Stock of the Reclassification Ratio, disregarding any interest any holder of Class A Special Common Stock may have in any other securities of the Company, and did not address any other aspect or implication of the Reclassification or any other agreement, arrangement or understanding entered into in connection with the Reclassification or otherwise, including, without limitation, the fairness or the amount of, nature of, or any other aspect relating to, any compensation to any officers, directors or employees of the Company, or class of such persons, relative to the Reclassification Ratio. In rendering its opinion, Credit Suisse evaluated fairness solely on the basis that the economic rights and interests in the Company of holders of Class A Special Common Stock are not adversely affected by the Reclassification and the shares received in the Reclassification will have enhanced voting power relative to the shares of Class A Special Common Stock. The opinion does not treat as pertinent to Credit Suisse’s analysis, the relative trading performance of shares of Class A Common Stock and shares of Class A Special Common Stock, including any disparity in trading prices between the two classes arising following the August 2015 announcement that the shares of Class A Special Common Stock would be included in the S&P 500 index. The issuance of Credit Suisse’s opinion was approved by Credit Suisse’s authorized internal committee. Credit Suisse has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. Credit Suisse’s opinion did not address the relative merits of the Reclassification as compared to alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Company to proceed with the Reclassification.

In preparing its opinion to the Board, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse’s analyses described below is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. No company, business or transaction used for comparative purposes in Credit Suisse’s analyses is identical to the Company or the Reclassification, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse was not requested to, and it did not, recommend the Reclassification Ratio or the structure or any other aspect of the Reclassification, and the decision to undertake the Reclassification was solely that of the Board. Credit Suisse’s opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Reclassification and should not be viewed as determinative of the views of the Board or management with respect to the Reclassification and related transactions or the Reclassification Ratio.

The following is a summary of the information and material financial analyses reviewed with the Board on October 25, 2015 in connection with Credit Suisse’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

Background — Historical Trading and Liquidity

Credit Suisse reviewed the average closing price of each of the Class A Special Common Stock and the Class A Common Stock for the 1-week, 1-month, 3-month, 6-month, 1-year, 3-years, and 5-years periods prior to October 23, 2015, since the Company’s inclusion into the S&P 500 index, and since the AT&T Broadband Transaction. Credit Suisse also examined the 52-week high and low of each of the Class A Special Common Stock and Class A Common Stock since October 23, 2015. Further, Credit Suisse examined the price difference of Class A Special Common Stock to Class A Common Stock as both a percentage and dollar amount for each of the historical periods reviewed.

In addition, Credit Suisse reviewed the average daily trading volume of the Class A Common Stock and Class A Special Common Stock for eight periods: (1) since the inception of the Class A Special Common Stock on December 24, 1986, (2) since the AT&T Broadband Transaction, (3) in the last five years, (4) in the last one year, (5) 2015 YTD, (6) since the S&P Dow Jones Indices announced changes in treatment of multiple share classes in U.S. indices on March 11, 2014, (7) since the S&P updated the U.S. indices methodology on January 21, 2015, and (8) since the Comcast S&P 500 index inclusion announcement on August 11, 2015. Credit Suisse also reviewed the share turnover days of the Class A Common Stock and Class A Special Common Stock over the eight aforementioned periods.

The average closing price and average daily trading volume values were reviewed by Credit Suisse for background purposes only, and were not relied on by Credit Suisse in its analysis of the fairness of the Reclassification Ratio.

Analysis — Pro Forma Economic and Voting Impact of Reclassification

Credit Suisse noted that under the Amended Articles, the Class A Special Common Stock and Class A Common Stock continue to be entitled to the same economic rights, preferences and privileges, including the economic interest per share, rights to dividends and rights in the event of a liquidation or merger, with the voting rights representing the only difference between the Class A Common Stock and the Class A Special Common Stock. Credit Suisse considered the current economic percentage, voting percentage and votes per shares of each of the Class A Common Stock, Class A Special Common Stock, and Class B Common Stock and examined the Reclassification impact and pro forma economic percentage, voting percentage and votes per shares of the three classes of shares of the Company. The Reclassification impact was calculated using a 1:1 exchange ratio based on 2,094,509,275 shares of Class A Common

Stock outstanding and 347,326,688 shares of Class A Special Common Stock outstanding and 9,444,375 shares of Class B Common Stock outstanding at October 20, 2015, as provided by management of the Company. The results were as follows:

Pro Forma Economic and Voting Impact of Reclassification

(Based on the Reclassification Ratio)

	Current			Reclassification Impact			Pro Forma
	Economic %	Voting %	Votes Per Share	Economic %	Voting %	Votes Per Share	Economic %	Voting %	Votes Per Share
Class A Common Stock	85.4%	66.7%	0.135	85.4%	57.2%	0.116	99.6%	66.7%	0.116
Class A Special Common Stock	14.2%	0.0%	–	14.2%	9.5%	0.116	N/A	N/A	N/A
Class B Common Stock	0.4%	33.3%	15.000	0.4%	33.3%	15.000	0.4%	33.3%	15.000

Total	100.0%	100.0%		100.0%	100.0%		100.0%	100.0%

Credit Suisse noted that the Reclassification transfers approximately 9.5% of the total voting power of the Company from the current holders of Class A Common Stock to the current holders of Class A Special Common Stock, thereby diluting the voting rights of the current holders of Class A Common Stock. Credit Suisse also noted that dilution would occur in the event a dividend is paid on Class B Common Shares in Class A Common Stock. However, the overall Class A voting power relative to the Class B Common Stock remains the same.

Analysis — Precedent Reclassification Transactions

Credit Suisse identified thirteen historical reclassification transactions completed since 1998 in which one of the classes involved in the reclassification transaction had no voting rights. Of these transactions, four provided for a portion of the consideration to be in cash, while nine provided only for stock consideration. Among other things, Credit Suisse analyzed the three-month, 30-day, day prior and day post average trading premiums of the vote shares to the no-vote shares. Credit Suisse also analyzed the change in price for the vote shares and no-vote shares from the date prior to announcement to the date post-announcement, and the volume ratio of the vote shares to the no-vote shares, which was the average daily trading volume of voting shares during the 30-day period prior to the date of announcement of the reclassification divided by the average daily trading volume of no-vote shares during the 30-day period prior to the date of announcement of the reclassification.

The analysis showed the following:

					Voting Interest			Economic Interest (pre)			Premium / (Discount) (Vote / No vote)				Change in Price		Volume
Announcement Date	Company	Number of classes prior to reclassi- fication	Vote / No vote Exchange Ratio	Consi- deration Mix	Vote		No Vote	Vote	No Vote	No. share classes	3-Month trading	30-Day(1) trading	Day prior to announ- cement	Day post announ- cement	Vote Day prior to day post announ- cement	No vote Day prior to day post announ- cement	Vote Vol / (2) No Vote Vol
All stock consideration
01/29/14	Tecumseh Products Co.	2	1.00x	Stock	100.0%		–	27.5%	72.5%	2	(3.6%)	(2.0%)	(2.4%)	(1.7)%	(0.8)%	(1.5)%	0.4x
02/21/12	TELUS Corp.	2	1.00x	Stock	100.0%		–	53.7%	46.3%	2	5.2%	4.8%	4.2%	0.9%	2.2%	5.6%	1.5x
11/18/11(3)	Telephone & Data Systems, Inc.	3	1.09x	Stock	100.0	%(5)	–	48.3%	45.4%	3	6.7%	11.4%	11.2%	10.9%	(1.5%)	(1.2%)	3.4x
9/13/10	Aaron’s Inc.	2	1.00x	Stock	100.0%		–	14.4%	85.6%	2	(19.3%)	(18.4%)	(15.7%)	(0.3%)	20.4%	1.9%	0.0x
05/20/03(4)	Jo-Ann Stores	2	1.15x	Stock	100.0%		–	52.1%	47.9%	2	14.9%	13.4%	14.4%	15.3%	(6.8%)	(7.5%)	4.1x
07/10/02	E-Z-EM	2	1.00x	Stock	100.0%		–	40.0%	60.0%	2	21.7%	21.4%	4.0%	(6.1%)	(3.8%)	6.5%	0.3x
05/10/00	Mitchell Energy & Development	2	1.00x	Stock	100.0%		–	45.4%	54.6%	2	(0.1%)	–	(0.6%)	(1.7%)	(2.0%)	(0.9%)	0.5x
03/1/99	Cherry Corp	2	1.00x	Stock	100.0%		–	41.2%	58.8%	2	(1.2%)	1.0%	–	1.5%	5.2%	3.6%	0.8x
06/23/98	Remington Oil & Gas	2	1.15x	Stock	100.0%		–	15.6%	84.4%	2	4.6%	(0.4%)	(2.1%)	(4.3%)	(4.3%)	(2.1%)	0.1x
Average (All stock consideration)											3.2%	3.5%	1.5%	1.6%	1.0%	0.5%	1.2x
Median (All stock consideration)											4.6%	1.0%	–	(0.3%)	(1.5%)	(0.9%)	0.5x
N/A	Comcast		1.00x	Stock	100.0	%(5)	–	85.4%	14.2%	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Cash and stock consideration
06/07/05	Kaman Corp.	2	3.58x	Cash / Stock	100.0%		–	2.9%	97.1%	2	Did Not Trade	NA	NA	NA	NA	NA	NA
10/16/02(3)	Reader’s Digest	2	1.22x	Cash / Stock	100.0%		–	12.3%	87.7%	2	19.2%	18.9%	19.8%	20.7%	(1.3)%	(2.1)%	0.1x
5/16/00	J.M. Smucker Company	2	1.00x	Cash / Stock	100.0%		–	50.3%	49.7%	2	19.6%	19.5%	17.1%	1.9%	3.0%	18.4%	1.4x
05/04/99	Pacificare Health Systems	2	1.00x	Cash / Stock	100.0%		–	32.3%	67.7%	2	(9.2%)	(8.2%)	(9.4%)	(1.9%)	29.1%	19.3%	0.1x
Average (Cash / stock consideration)											9.9%	10.0%	9.2%	6.9%	10.3%	11.9%	0.5x
Median (Cash / stock consideration)											19.2%	18.9%	17.1%	1.9%	3.0%	18.4%	0.1x
Average											4.9%	5.1%	3.4%	2.9%	3.3%	3.3%	1.1x
Median											4.9%	2.9%	2.0%	0.3%	(1.1)%	0.5%	0.4x

Source:	FactSet, public filings.

(1)	Premium based on average trading prices of 30-day period preceding last trading date before announcement.

(2)	Represents average daily trading volume of voting shares during 30-day period preceding announcement date divided by average daily trading volume of non-voting shares during 30-day period preceding announcement date.

(3)	Date of revised transaction proposal announcement.

(4)	Announcement of transaction was made after market close on the date of announcement (May 19, 2003), so price as of the date of announcement rather than price as of the trading date prior to announcement was used in calculations.

(5)	Two classes of voting stock included.

The Company selected Credit Suisse to act as its financial advisor in connection with the Reclassification based on Credit Suisse’s qualifications, experience, reputation and familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Pursuant to an engagement letter dated September 22, 2015, the Company has agreed to pay Credit Suisse for its financial advisor services an aggregate fee of $1.0 million for its services, payable upon the rendering of Credit Suisse’s opinion (regardless of the conclusion reached therein). In addition, the Company has agreed to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or related to Credit Suisse’s engagement.

Credit Suisse and its affiliates have in the past provided services to the Company and its affiliates for which Credit Suisse and its affiliates have received and would expect to receive compensation. Such services include investment banking and other financial services to the Company and its affiliates for which Credit Suisse and its affiliates have received and would expect to receive compensation, including during the past two years having acted as an underwriter in connection with the offerings of debt securities by the Company, as a counterparty in connection with certain derivative transactions, and as a lender in connection with one or more of the Company’s revolving credit facilities. During the past two years, Credit Suisse was paid approximately $3.7 million in the aggregate by the Company and its affiliates for investment banking services. Credit Suisse is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse’s and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company.

CERTAIN EFFECTS OF THE AMENDED ARTICLES AND THE RECLASSIFICATION

If the Amended Articles become effective, each share of our issued Class A Special Common Stock will thereafter be automatically reclassified into one share of Class A Common Stock. The following is a summary of certain of the changes that the approval and the effectiveness of the Amended Articles and the resulting Reclassification would cause. The summary should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of our Existing Articles, the Amended Articles and the Articles of Amendment, which are each attached hereto as part of Appendix A and incorporated by reference into this proxy statement.

Economic Interests of Holders of Class A Common Stock, Class A Special Common Stock and Class B Common Stock

If the Reclassification becomes effective, it will have no impact on the economic equity interest of holders of Class A Common Stock, Class A Special Common Stock or Class B Common Stock, including with regard to dividends, liquidation rights or redemption. The shares held by the holders of our Class A Common Stock and Class A Special Common Stock as of the record date currently represent 85.4% and 14.2%, respectively, of the total outstanding shares of common stock. Because each share of Class A Special Common Stock will be reclassified into a share of Class A Common Stock on a one-for-one basis, following the Reclassification, the shares of Class A Common Stock held by current holders of Class A Common Stock and current holders of Class A Special Common Stock would remain 85.4% and 14.2%, respectively. No dividends are in arrears with respect to our Class A Common Stock, Class A Special Common Stock or Class B Common Stock.

Voting Power of Holders of Our Class A Common Stock, Class A Special Common Stock and Class B Common Stock

As a general matter, on all matters submitted for a vote to holders of all classes of our voting stock, holders of our Class B Common Stock in the aggregate hold 33 1⁄3% of the aggregate voting power of our capital stock (regardless of the number of shares of our Class A Common Stock or any other class of our capital stock outstanding at any time) and holders of our Class A Common Stock in the aggregate hold the remaining 66 2⁄3% of the aggregate voting power of our capital stock (because there are no other classes of voting stock of the Company outstanding (other than the Class B Common Stock)). This means that as of the record date, each share of Class B Common Stock is entitled to 15 votes and each share of our Class A Common Stock is entitled to 0.1353 votes.

Holders of our Class A Special Common Stock are generally not entitled to vote on matters submitted for a vote to holders of our voting stock. When holders of our Class A Special Common Stock are entitled by law or the Existing Articles to vote on such a matter, each share of our Class A Special Common Stock has the same number of votes as each share of our Class A Common Stock.

If the Reclassification becomes effective,

•	the Class A Special Common Stock will be eliminated;

•	the current holders of Class A Special Common Stock will become holders of Class A Common Stock and will vote together with the other holders of Class A Common Stock on any matter for which Class A Common Stock is entitled to vote;

•	the holders of Class A Common Stock will continue to hold 66 2⁄3% of the voting power of the Company’s capital stock; and

•	each share of Class A Common Stock will remain entitled to a number of votes calculated as provided in our Existing Articles.

Additionally, if the Reclassification becomes effective, the relative voting power of the current holders of Class A Common Stock will be diluted by approximately 9.5% (based on the shares outstanding as of the record date) because the reclassification of 347,326,688 shares of Class A Special Common Stock into the same number of shares of Class A Common Stock will reduce the individual voting power of each share of Class A Common Stock. If the Reclassification becomes effective, however, it will have no impact upon the voting power of the shares of Class B Common Stock, which will retain in the aggregate 33  1⁄3% of the aggregate voting power of our capital stock, with each share continuing to be entitled to 15 votes.

The following table illustrates the principal effects of the Reclassification on the voting power of the current holders of Class A Common Stock, Class A Special Common Stock and Class B Common Stock by comparing their relative positions currently and immediately following the Reclassification as of the record date.

	Class A Common Stock	Class A Special Common Stock	Class B Common Stock
Prior to the Reclassification
Shares authorized	7,500,000,000	7,500,000,000	75,000,000
Shares outstanding	2,094,509,275	347,326,688	9,444,375

Percentage of Aggregate Voting Power	66 2⁄3%	0%	33 1⁄3%
Number of votes per share	0.1353	–	15

Immediately after the Reclassification
Shares authorized	7,500,000,000	0	75,000,000
Shares outstanding	2,441,835,963	0	9,444,375

Percentage of Aggregate Voting Power	66 2⁄3%	0%	33 1⁄3%
Number of votes per share	0.1160	–	15

All amounts in this section are based on the number of shares of Class A Common Stock, Class A Special Common Stock and Class B Common Stock outstanding on the record date.

Capitalization

The Company’s authorized capital stock consists of 7,500,000,000 shares of Class A Common Stock, par value $0.01 per share, 7,500,000,000 shares of Class A Special Common Stock, par value $0.01 per share, 75,000,000 shares of Class B Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, without par value. As of the record date, there were 2,094,509,275 shares of Class A Common Stock, 347,326,688 shares of Class A Special Common Stock, 9,444,375 shares of Class B Common Stock and no shares of Preferred Stock outstanding. The Amended Articles eliminate all provisions relating to the Class A Special Common Stock (except as described below in “— Stock Dividends on, or Stock Splits of, Class B Common Stock”), including the provision in the Existing Articles authorizing 7,500,000,000 shares of Class A Special Common Stock. The Amended Articles do not authorize any additional shares of common stock. Therefore, the total number of authorized shares of common stock will be reduced by 7,500,000,000. However, because the number of authorized shares of Class A Common Stock substantially exceeds the number of issued and outstanding shares of Class A Common Stock, we believe that the Company’s ability to issue additional shares of common stock in the future will not be impaired as a result of the Amended Articles and the Reclassification. In addition, because each share of Class A Special Common Stock will be reclassified into a share of Class A Common Stock on a one-for-one basis, the Amended Articles the Reclassification will have no impact on the total number of outstanding shares of common stock.

Stock Dividends on, or Stock Splits of, Class B Common Stock

Our Existing Articles currently provide that stock dividends on, or stock splits of, Class B Common Stock may be paid or issued in shares of Class A Special Common Stock (as well as in shares of Class B Common Stock), but may not be paid or issued in shares of Class A Common Stock. This provision would be ineffectual if the Amended Articles become effective because the Class A Special Common Stock will be eliminated. To preserve the Company’s ability to pay stock dividends on, or execute stock splits of, the Class B Common Stock in shares of a publicly traded class of common stock, the Amended Articles provide that stock dividends on, or stock splits of, Class B Common Stock may be paid or issued in shares of Class A Common Stock (as well as in shares of Class B Common Stock). Currently, payments of stock dividends on, or stock splits of, Class B Common Stock in shares of Class A Special Common Stock do not have a dilutive impact on the voting power of existing holders of Class A Common Stock. If the Amended Articles and the Reclassification become effective, payments of stock dividends on, or stock splits of, Class B Common Stock in shares of Class A Common Stock would have a dilutive impact on the voting power of holders of Class A Common Stock.

Procedure for Effecting the Reclassification

If the proposal to approve the Amended Articles is approved by the requisite votes of shareholders, we will file the Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania, whereupon the Amended Articles will become the articles of incorporation of the Company.

The Articles of Amendment provide that the amendment to Article FIFTH (A) of the Existing Articles, which provides for the Reclassification, will take effect immediately after the other amendments. Simultaneously with the effectiveness of the amendment to Article FIFTH (A), each issued share of Class A Special Common Stock will be reclassified automatically, without any action by the holder thereof being required.

Market Price of Class A Common Stock

If the Amended Articles and the Reclassification become effective, the market price of shares of our Class A Common Stock will depend on many factors, including our future performance, general market conditions and conditions in the markets in which we operate. Accordingly, we cannot predict the price at which our Class A Common Stock will trade following adoption of the Amended Articles. On October 23, 2015, the per-share closing prices of our Class A Common Stock and Class A Special Common Stock on the NASDAQ were $61.98 and $62.35, respectively.

NASDAQ Listing of Reclassified Shares

If the Amended Articles and the Reclassification become effective, the reclassified shares will be listed on the NASDAQ under the ticker symbol “CMCSA” (the same ticker symbol under which all shares of Class A Common Stock currently trade), will use the same CUSIP security identification number currently used by shares of Class A Common Stock and will otherwise trade indistinguishably from currently outstanding shares of Class A Common Stock. Class A Special Common Stock would be delisted from the NASDAQ and would no longer be in existence. The Amended Articles and the Reclassification would have no effect on the continued listing of currently outstanding shares of Class A Common Stock, or the manner in which such shares are traded.

Accounting Matters

If the Amended Articles and the Reclassification become effective, we will revise the Equity section of our balance sheet to appropriately reflect the Reclassification. The Amended Articles and the Reclassification will not have any material effect on our earnings or book value per share.

Company Operations

We expect that the Amended Articles and the Reclassification will have no impact on our business or operations.

Resale of Reclassified Stock

If the Amended Articles and the Reclassification become effective, the reclassified shares may be sold in the same manner as Class A Common Stock may presently be sold. Our affiliates will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.

United States Federal Income Tax Consequences of the Reclassification

We have summarized below the material U.S. federal income tax consequences of the Reclassification. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This discussion assumes that shares of Class A Special Common Stock and Class A Common Stock are held as capital assets. This discussion is not a complete analysis or description of all potential U.S. federal income tax consequences of the Reclassification and does not address tax consequences that may vary with, or are contingent on, the particular circumstances of a shareholder. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the Reclassification. Accordingly, you are urged to consult your own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences to you of the Reclassification.

We believe that, for U.S. federal income tax purposes, upon the Reclassification of Class A Special Common Stock into Class A Common Stock:

•	no gain or loss will be recognized by a beneficial owner of Class A Special Common Stock or Class A Common Stock;

•	a beneficial owner’s adjusted basis for a new share of Class A Common Stock will be the same as the beneficial owner’s adjusted basis for the corresponding share of Class A Special Common Stock, as determined immediately before the Reclassification becomes effective;

•	the holding period for a new share of Class A Common Stock will include the holding period for the corresponding share of Class A Special Common Stock, as determined immediately before the Reclassification becomes effective; and

•	the Company will not recognize gain or loss as a result of the Reclassification.

OTHER CHANGES INCLUDED IN THE PROPOSAL TO AMEND AND RESTATE THE EXISTING ARTICLES

In addition to effecting the Reclassification and eliminating all provisions in our Existing Articles relating to the Class A Special Common Stock except, in one instance, revising the Existing Articles to refer to Class A Common Stock instead of Class A Special Common Stock (as described in the preceding section), the Amended Articles also include other minor revisions to the Existing Articles, which are reflected in Appendix A hereto.

The Amended Articles clarify the ambiguous use of the term “share exchange” in Article FIFTH of the Existing Articles by replacing the term “share exchange” with the term “interest exchange under 15 Pa.C.S. Subch. 3D.”

When originally drafted, we believe that the term “share exchange” in the Existing Articles was intended to have the same meaning as under the Pennsylvania Business Corporation Law (the “PA BCL”). Effective July 1, 2015, the PA BCL was amended and the term “share exchange” was replaced with the term “interest exchange.” The official commentary to the PA BCL indicates that an interest exchange is the same type of transaction as the share exchange previously provided for in the PA BCL. The Amended Articles, by referring to “interest exchange under 15 Pa.C.S. Subch. 3D” rather than “share exchange,” aligns the terminology used in the Company’s articles with the terminology used in the PA BCL.

The Amended Articles also delete obsolete provisions in Article SIXTH of the Existing Articles relating to the removal of the Chairman of the Board and the Chief Executive Officer of the Company, the appointment of a Chairman of an executive committee of the Board and the amendment of such provisions. Three of these provisions were effective only until the earlier of (i) the date on which Mr. Brian L. Roberts is no longer the Chairman and (ii) May 26, 2010. Since Brian L. Roberts is still the Chairman of the Company, these provisions are no longer applicable. The other obsolete provision removed from Article SIXTH relates to the appointment of Ralph J. Roberts as the Chairman of an executive committee of the Board, should the Board decide to establish such a committee. Because Ralph J. Roberts passed away in June 2015, this provision is no longer applicable. The Amended Articles also correct two typographical errors in Article FIFTH.

All of these changes will take effect if the proposal to adopt the Amended Articles is approved, after the Articles of Amendment are filed with the Department of State of the Commonwealth of Pennsylvania. However, because the removal of the obsolete provisions and the correction of the typographical errors described in the preceding paragraph may be adopted by the Board without shareholder approval, the Board reserves the right to amend our Existing Articles to reflect these changes irrespective of the outcome of the vote on the proposal to adopt the Amended Articles. The Reclassification, the elimination or revision of all provisions in the Existing Articles relating to the Class A Special Common Stock, and the amendments clarifying the ambiguous use of the term “share exchange” will not take effect unless the proposal to adopt the Amended Articles is approved.

VOTING ELIGIBILITY AND VOTE REQUIRED FOR APPROVAL OF THE AMENDED ARTICLES

All holders of record of shares of Class A Common Stock, Class A Special Common Stock and Class B Common Stock on the record date are entitled to vote on the proposal to adopt the Amended Articles. Approval of the proposal to adopt the Amended Articles requires:

i.	the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock, voting separately as a class;

ii.	the affirmative vote of a majority of the votes cast by holders of our Class A Special Common Stock, voting separately as a class; and

iii.	the affirmative vote of a majority of the votes cast by holders of our Class A Common Stock and our Class B Common Stock, voting together as a single class.

Brian L. Roberts, the Company’s Chairman and Chief Executive Officer, has advised the Company that he intends to vote all of his shares of the Company’s Class A Common Stock, Class A Special Common Stock and Class B Common Stock in favor of the proposal to adopt the Amended Articles. If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the proposal to adopt the Amended Articles.

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE AMENDED ARTICLES

The effectiveness of the Amended Articles and the Reclassification are conditioned upon each of the following:

•	approval of the Amended Articles in accordance with the required vote described in “— Voting Eligibility and Vote Required for Approval of the Amended Articles”; and

•	receipt from the NASDAQ of authorization to list the reclassified shares on the NASDAQ.

If either of the above conditions is not satisfied, we will not file the Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania, the Amended Articles will not become effective and the Reclassification will not occur.

RESERVATION OF RIGHTS

The Board reserves the right to abandon the adoption of the Amended Articles without further action by our shareholders at any time before the filing of the Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania, regardless of whether the proposal to adopt the Amended Articles has been approved by our shareholders and all other conditions to such adoption have been satisfied. Although the Board does not currently anticipate exercising its right to abandon the adoption of the Amended Articles and is not currently aware of specific events that would cause it to abandon the adoption of the Amended Articles, should the Board subsequently determine that adoption of the Amended Articles is no longer in the best interests of the Company or its shareholders, the Board will not proceed with adopting the Amended Articles. By voting in favor of the proposal to adopt the Amended Articles, you are also expressly authorizing the Board to determine not to proceed with, and abandon, the adoption of the Amended Articles if it should so decide.

NO APPRAISAL RIGHTS

Shareholders do not have appraisal rights under Pennsylvania law or under our Existing Articles, the Amended Articles or our by-laws in connection with the adoption of the Amended Articles or the Reclassification.

RECOMMENDATION OF THE BOARD OF DIRECTORS

At a meeting held on October 25, 2015, the Board determined that the Amended Articles and the Reclassification are fair to and in the best interests of the Company and its shareholders, including, in particular, the holders of shares of Class A Common Stock and the holders of shares of Class A Special Common Stock.

FOR THE REASONS DESCRIBED ABOVE, THE BOARD HAS APPROVED THE AMENDED ARTICLES AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL DESCRIBED ABOVE.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

No shareholder proposals will be considered at the special meeting of shareholders.

Any shareholder proposals intended to be presented at our 2016 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by December 12, 2015 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2016 annual meeting is more than 30 days from May 21, 2016, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any shareholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2016 but are not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. If we call the 2016 annual meeting of shareholders for a date between April 21, 2016 and June 20, 2016, we must receive notice of the proposal on or after February 21, 2016 and on or before March 22, 2016. If we call the 2016 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by March 22, 2016 (or the tenth day following the day we mail notice of, or announce publicly, the date of our 2016 annual meeting of shareholders, if such meeting is not called for a date between April 21, 2016 and June 20, 2016), the shareholder proposals will be deemed “untimely.”

Any shareholder who wishes to nominate directors for election must comply with the procedures set forth in Section 3.10 of our by-laws within the following time periods. For election of directors at the 2016 annual meeting of shareholders, if such meeting is called for a date between April 21, 2016 and June 20, 2016, we must receive written notice on or after January 22, 2016 and on or before February 21, 2016. For election of directors at the 2016 annual meeting of shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first.

All shareholder proposals and notices of director nomination should be directed to Arthur R. Block, Secretary, Comcast Corporation, at our address listed on page 3.

SOLICITATION OF PROXIES

Your proxy is solicited by our Board and by certain Comcast employees and the cost of solicitation will be paid by the Company. Pursuant to SEC rules, we are making this proxy statement available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this and these activities are merely incidental to their regular duties. We have not retained any third party to assist in the solicitation of proxies.

We have retained D.F. King & Co., Inc. (“D.F. King”) to act as information agent in connection with the solicitation of your proxy and the special meeting of shareholders. We have agreed to pay D.F. King a customary, fixed fee for its services, which is not contingent in any way. The services of D.F. King will be ministerial and will not involve any recommendation by D.F. King with respect to the proposal to adopt the Amended Articles or encouragement to vote in a particular manner.

Citi and Credit Suisse, financial advisors to our Board, will not assist in the solicitation of proxies. No part of the fees paid to Citi or Credit Suisse relates to the solicitation of proxies and no part of the fees is contingent upon approval of any of the proposals or how shareholders vote on any proposal.

We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

Under SEC rules, delivery of a single proxy statement in a single envelope to two or more shareholders sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:

•	you have the same address as other shareholders registered on our books;

•	you have the same last name as the other shareholders; and

•	your address is a residential address or post office box.

If you meet these criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

If I am a registered shareholder, what do I need to do to receive just one set of proxy materials?

Notify our transfer agent, Wells Fargo, at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to give your consent to householding. This consent is considered perpetual, which means that you will continue to receive a single envelope containing a single proxy statement, annual report, and Notice of Internet Availability of Proxy Materials, as applicable, in the future unless you notify Wells Fargo otherwise.

If I am a registered shareholder, what if I consent to have one set of materials mailed now, but change my mind later?

Notify Wells Fargo at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to turn off the householding instructions for you. You will then be sent your single proxy statement, annual report, and Notice of Internet Availability of Proxy Materials, as applicable, within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

DIRECTIONS TO MEETING LOCATION

[TO COME]

Appendix A

ARTICLES OF AMENDMENT AND AMENDED ARTICLES

ARTICLES OF AMENDMENT

OF

COMCAST CORPORATION

1.	The name of the corporation is Comcast Corporation.

2.	The name of the commercial registered office provider and the county of venue of the Corporation’s current registered office in this Commonwealth are:

CT Corporation System

Philadelphia County, Pennsylvania

3.	The corporation was incorporated under the Business Corporation Law of 1988 on December 7, 2001.

4.	The amendment was adopted by the corporation by the board of directors and shareholders under 15 Pa.C.S. §§ 1912(a) and 1914(a).

5.	The amendment adopted by the corporation is as follows:

RESOLVED that the articles of incorporation of the corporation be amended and restated to read in full as set forth in Annex A.

FURTHER RESOLVED, that each issued share of Class A Special Common Stock, whether or not outstanding, shall be reclassified automatically, without any action by the holder thereof being required, into one share of Class A Common Stock simultaneously with the effectiveness of the amendment to Article FIFTH (A); and that each issued share of Class A Common Stock and Class B Common Stock, whether or not outstanding, shall not be reclassified or affected in any manner, nor shall the holders thereof be entitled to receive any cash, securities, or other property, in connection with the reclassification of the Class A Special Common Stock.

6.	These articles of amendment and the amendments to the articles of incorporation of the corporation shall take effect at the close of business on the date of filing of these articles of amendment, except that the amendment to Article FIFTH (A) shall take effect immediately after the other amendments.

7.	The restated articles set forth in Annex A supersede the original articles and all amendments thereto.

IN WITNESS WHEREOF, these articles of amendment have been executed by the corporation.

Comcast Corporation

By:
Name:
Title:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COMCAST CORPORATION

FIRST: The name of the Corporation is Comcast Corporation (the “Corporation”).

SECOND: The name of the commercial registered office provider and the county of venue of the Corporation’s current registered office in this Commonwealth are:

CT Corporation System

Philadelphia County, Pennsylvania

THIRD: The Corporation is incorporated under the provisions of the Business Corporation Law of 1988. The purpose or purposes for which the Corporation is organized are:

To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

FOURTH: The term of its existence is perpetual.

FIFTH: A. The aggregate number of shares which the Corporation shall have authority to issue is SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Common Stock, par value $0.01 per share, [SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Special Common Stock, par value $0.01 per share,] SEVENTY FIVE MILLION (75,000,000) shares of Class B Common Stock, par value $0.01 per share, and TWENTY MILLION (20,000,000) shares of Preferred Stock, which the Board of Directors may issue, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as shall be fixed by the Board of Directors.

B. The descriptions, preferences, qualifications, limitations, restrictions and the voting, special or relative rights in respect of the shares of each class of Common Stock are as follows:

1. (a) Subject to paragraph (B)(1)(c) of this Article FIFTH, each share of Class A Common Stock shall entitle the holder thereof to the number of votes equal to a quotient the numerator of which is the excess of (i) the Total Number of Votes (as defined below) over (ii) the sum of (A) the Total Number of B Votes (as defined below) and (B) the Total Number of Other Votes (as defined below) and the denominator of which is the number of outstanding shares of Class A Common Stock (provided that if at any time there are no outstanding shares of Class B Common Stock, each share of Class A Common Stock shall entitle the holder thereof to one (1) vote) and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. [Holders of shares of Class A Special Common Stock shall not be entitled to vote for the election of Directors (as defined below in Article SIXTH) or any other matter except as may be required by applicable law, in which case each share of Class A Special Common Stock shall entitle the holder thereof to the same number of votes to which each holder of Class A Common Stock is entitled for each of such holder’s shares of Class A Common Stock.] “Total Number of Votes” on any record date is equal to a quotient the numerator of which is the Total Number of B Votes on such record date and the denominator of which is the B Voting Percentage (as defined below) on such record date. “Total Number of B Votes” on any record date is equal to the product of (i) 15 and (ii) the number of outstanding shares of Class B Common Stock on such

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Note:	The charter as filed with the PA Department of State will not be marked to show the changes made.

record date. “Total Number of Other Votes” on any record date means the aggregate number of votes to which holders of all classes of capital stock of the Corporation other than holders of Class A Common Stock and Class B Common Stock are entitled to cast on such record date in an election of Directors. “B Voting Percentage” on any record date means the portion (expressed as a percentage) of the total number of votes entitled to be cast in an election of Directors by the holders of capital stock of the Corporation to which all holders of Class B Common Stock are entitled to cast on such record date in an election of Directors, as specified and determined pursuant to paragraph (B)(1)(c) of this Article FIFTH.

(b) Except as provided in Article SEVENTH or required by applicable law, only the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation (if any) with voting rights shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required or permitted under applicable law, these Amended and Restated Articles of Incorporation, or the Bylaws of the Corporation. Whenever applicable law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation provide for a vote of the shareholders of the Corporation on any matter, approval of such matter shall require the affirmative vote of a majority of the votes cast by the holders entitled to vote thereon unless otherwise expressly provided under applicable law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation.

(c) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, including paragraph (B)(1)(a) of this Article FIFTH, but subject to Article SEVENTH, with respect to any matter on which the holders of Class B Common Stock and the holders of one or more classes or series of Common Stock, Preferred Stock or any other class of capital stock of the Corporation (if any) vote as a single class, each share of Class B Common Stock shall entitle the holder thereof to the number of votes necessary so that, if all holders of Class B Common Stock and all holders of each such other class or series of Common Stock, Preferred Stock and other class of capital stock of the Corporation (if any) were to cast all votes they are entitled to cast on such matter, the holders of the Class B Common Stock in the aggregate would cast thirty -three and one-third (33 1⁄3) percent of the total votes cast by all such holders, subject to reduction as set forth in the following sentence. If at any time after November 18, 2002 for any reason whatsoever the number of shares of Class B Common Stock outstanding at such time is reduced below the number of shares of Class B Common Stock outstanding on November 18, 2002 (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits or reverse stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock), the percentage specified in the preceding sentence shall be reduced to a percentage equal to the product of (i) thirty-three and one-third (33 1⁄3) and (ii) the fraction obtained by dividing the number of shares of Class B Common Stock outstanding at such time by the number of shares of Class B Common Stock outstanding on November 18, 2002 (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits or reverse stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock). No reduction in the percentage of the voting power of the Class B Common Stock pursuant to the preceding sentence shall be reversed by any issuance of Class B Common Stock that occurs after such reduction.

2. The holders of Class A Common Stock[, the holders of Class A Special Common Stock] and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared, in the discretion of the Board of Directors, such cash dividends as the Board of Directors may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

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3. The holders of Class A Common Stock[, the holders of Class A Special Common Stock,] and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared by the Board of Directors, such dividends of stock of the Corporation or other property as the Board of Directors may determine, out of such funds as are legally available therefor. Stock dividends on, or stock splits of, any class of Common Stock shall not be paid or issued unless paid or issued on all classes of Common Stock, in which case they shall be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, Class B Common Stock may be paid or issued in shares of Class A [Special] Common Stock. Any decrease in the number of shares of [any class of Common Stock] Class A Common Stock or Class B Common Stock resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to [each] the other class of Common Stock, so that the number of shares of each class of Common Stock outstanding shall be decreased proportionately. Notwithstanding anything to the contrary contained herein, in the event of a distribution of property, plan of merger or consolidation, plan of asset transfer, plan of division, plan of exchange, or recapitalization pursuant to which the holders of Class A Common Stock[, the holders of Class A Special Common Stock] and the holders of Class B Common Stock would be entitled to receive equity interests of one or more corporations (including, without limitation, the Corporation) or other entities, or rights to acquire such equity interests, then the Board of Directors may, by resolution duly adopted, provide that the holders of Class A Common Stock[, the holders of Class A Special Common Stock,] and the holders of Class B Common Stock, respectively and as separate classes, shall receive with respect to their Class A Common Stock[, Class A Special Common Stock,] or Class B Common Stock (whether by distribution, exchange, redemption or otherwise), in proportion to the number of shares held by them, equity interests (or rights to acquire such equity interests) of separate classes or series having substantially equivalent relative designations, preferences, qualifications, privileges, limitations, restrictions and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock[, Class A Special Common Stock] and Class B Common Stock. Except as provided above, if there should be any distribution of property, merger, consolidation, purchase or acquisition of property or stock, asset transfer, division, [share exchange] interest exchange under 15 Pa.C.S. Subch. 3D, recapitalization or reorganization of the Corporation, the holders of Class A Common Stock[, the holders of Class A Special Common Stock,] and the holders of Class B Common Stock shall receive the shares of stock, other securities or rights or other assets as would be issuable or payable upon such distribution, merger, consolidation, purchase or acquisition of such property or stock, asset transfer, division, [share] interest exchange, recapitalization or reorganization in proportion to the number of shares held by them, respectively, without regard to class.

4. Each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock [or one share of Class A Special Common Stock]. Each share of Class B Common Stock shall be cancelled after it has been converted as provided herein.

5. Subject to Article SEVENTH and except as otherwise permitted by applicable law, each and any provision of these Amended and Restated Articles of Incorporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, as determined in accordance with the provisions of this Article FIFTH. There shall be no class voting on any such amendments or on any other matter except as shall be required by Article SEVENTH or by applicable law, in which case there shall be required the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of each class entitled to vote by Article SEVENTH or by applicable law, voting as a separate class.

[Text in brackets and bold face is to be deleted.] Text that is underlined is to be added.
Note:	The charter as filed with the PA Department of State will not be marked to show the changes made.

6. If there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization, division or [share exchange] interest exchange under 15 Pa.C.S. Subch. 3D, the Board of Directors shall take such action as may be necessary to enable the holders of the Class B Common Stock to receive upon any subsequent conversion of their stock into Class A Common Stock [or Class A Special Common Stock (as the case may be)], in whole or in part, in lieu of any shares of Class A Common Stock [or Class A Special Common Stock (as the case may be)] of the Corporation, the shares of stock, securities, or other assets as would be issuable or payable upon such merger, consolidation, purchase, or acquisition of property or stock, separation, reorganization, division or [share] interest exchange in respect of or in exchange for such share or shares of Class A Common Stock [or Class A Special Common Stock (as the case may be)].

7. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock[, the holders of Class A Special Common Stock] and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation in proportion to the number of shares held by them, respectively, without regard to class.

8. At all times the Board of Directors shall take such action to adjust the conversion privileges of the Class B Common Stock and the number of shares of Class B Common Stock to be outstanding after any particular transaction to prevent the dilution of the conversion rights of the holders of Class B Common Stock.

9. Except as expressly set forth in these Amended and Restated Articles of Incorporation (including, without limitation, this Article FIFTH and Article SEVENTH), the rights of the holders of Class A Common Stock[, the rights of the holders of Class A Special Common Stock] and the rights of the holders of Class B Common Stock shall be in all respects identical.

10. Neither the holders of the Class A Common Stock nor the holders of the Class B Common Stock nor the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation shall have cumulative voting rights.

C. Pursuant to the authority granted to the Board of Directors in paragraph A of this Article FIFTH, the Board of Directors has fixed and designated a Series A Participating Cumulative Preferred Stock having the voting rights and designations, preferences, qualifications, privileges, limitations, restrictions, and other special and relative rights as are hereinafter set forth:

1. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 2,500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

2. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash

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dividends or other distributions and 1000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation, at any time after November 18, 2002 (the “Rights Declaration Date”), pays any dividend on Common Stock payable in shares of Common Stock or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (C)(2)(a) of this Article FIFTH immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (ii)(A) and (ii)(B) of the first sentence of paragraph (C)(2) (a) of this Article FIFTH); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares of Series A Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

3. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to 1000 (as adjusted as described below, the “Adjustable Factor”) times the number of votes a share of Class A Common Stock is entitled to cast on all matters submitted to a vote of stockholders of the Corporation. For purposes of calculating the number of votes a share of Class A Common Stock is

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entitled to cast on all matters submitted to a vote of stockholders of the Corporation, as set forth in these Amended and Restated Articles of Incorporation, votes represented by shares of Series A Preferred Stock shall be included in the “Total Number of Other Votes” (as defined in paragraph (B)(1)(a) of this Article FIFTH). If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying the Adjustable Factor by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two additional Directors to the Board of Directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to paragraph (C)(3)(c)(iii) of this Article FIFTH or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10 percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. If at any meeting at which holders of Preferred Stock shall initially exercise such voting right the number of additional Directors which may be so elected does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have initially exercised their right to elect two additional Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii) Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10 percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(3)(c) (iii) of this Article

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FIFTH shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at the address of such holder shown on the registry books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10 percent of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C)(3)(c)(iii) of this Article FIFTH, no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(3)(c)(ii) of this Article FIFTH) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C)(3)(c) of this Article FIFTH to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in these Amended and Restated Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section (C)(3)(c)(ii) of this Article [SIXTH] FIFTH (such number being subject, however, to change thereafter in any manner provided by law or in these Amended and Restated Articles of Incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) These Amended and Restated Articles of Incorporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

(e) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

4. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (C)(2) of this Article FIFTH are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A

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Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

5. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by these Amended and Restated Articles of Incorporation or as otherwise permitted under Pennsylvania Law.

6. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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7. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. The Series A Preferred Stock shall not be redeemable.

9. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation’s Preferred Stock except any series that specifically provides that such series shall rank junior to or on a parity with the Series A Preferred Stock.

10. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

SIXTH: Governance

A. Definitions

1.	“Board of Directors” means the Board of Directors of the Corporation.

2.	“CEO” means the Chief Executive Officer of the Corporation.

3.	“Chairman” means the Chairman of the Board of Directors.

4.	“Director” means a director of the Corporation.

5.	“Independent Person” means an independent person with respect to the Corporation (determined in accordance with the rules of the principal stock exchange or interdealer quotation system on which the class of Corporation’s common stock with the greatest aggregate market capitalization (as determined in good faith by the Board of Directors) is traded), it being understood that none of the spouse, parents, siblings, lineal descendants, aunts, uncles, cousins and other close relatives (or their respective spouses) of Mr. Brian L. Roberts will be deemed Independent Persons at any time.

B. Board of Directors. At all times, the Board of Directors shall include a majority of Independent Persons. Following the occurrence of a vacancy on the Board of Directors that results in the absence of a majority of Independent Persons on the Board of Directors, and notwithstanding the occurrence of such vacancy, the Board of Directors shall take all actions necessary to fill such vacancy with an Independent Person nominated by the governance and directors nominating committee of the Board of Directors and approved by the Board of Directors. In addition to the foregoing, for a ninety (90) day period following the occurrence of a vacancy in the Board of Directors that results in less than a majority of Independent

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Persons serving on the Board of Directors, the Directors then in office shall have and may exercise all of the powers of the Board of Directors to the extent provided under these Amended [and Amended] and Restated Articles of Incorporation, the Bylaws of the Corporation and applicable law.

C. Chairman, Chief Executive Officer and President

1.	Chairman.

(a) The Chairman shall be Mr. Brian L. Roberts if he is willing and available to serve.

(b) The Chairman shall preside at all meetings of the shareholders of the Corporation and of the Board of Directors. In the absence of the Chairman, if the Chairman and the CEO are not the same person, the CEO shall chair such meetings.

(c) The Chairman shall have the authority to call special meetings of the Board of Directors, in the manner provided by the Bylaws of the Corporation.

[(d) Removal of the Chairman shall require the affirmative vote of at least 75 percent of the entire Board of Directors until the earlier to occur of (i) the date on which Mr. Brian L. Roberts is no longer the Chairman and (ii) May 26, 2010.]

2.	Chief Executive Officer and President.

(a) The CEO shall be Mr. Brian L. Roberts if he is willing and available to serve. For so long as Mr. Brian L. Roberts shall be the CEO, he shall also be the President of the Corporation.

(b) The powers, rights, functions and responsibilities of the CEO shall include, without limitation, the following, subject to the control and direction of the Board of Directors:

(i) the supervision, coordination and management of the Corporation’s business, operations, activities, operating expenses and capital allocation;

(ii) matters relating to officers (other than the Chairman) and employees, including, without limitation, hiring, terminating, changing positions and allocating responsibilities of such officers and employees; provided that, if the Chairman and the CEO are not the same person, the CEO shall consult with the Chairman in connection with the foregoing as it relates to the senior executives of the Corporation;

(iii) all of the powers, rights, functions and responsibilities typically exercised by a chief executive officer and president of a corporation; and

(iv) the authority to call special meetings of the Board of Directors, in the manner provided by the Bylaws of the Corporation.

[(c) Removal of the CEO shall require the affirmative vote of at least 75 percent of the entire Board of Directors until the earlier to occur of (i) the date on which Mr. Brian L. Roberts ceases to be the CEO and (ii) May 26, 2010.]

[D. Executive Committee. If the Board of Directors decides to establish an Executive Committee, if he is willing and able to serve and for so long as he shall be a member of the Board of Directors, Mr. Ralph J. Roberts shall be the Chairman of the Executive Committee.]

[E. Amendment. Subject to paragraph (F) of this Article SIXTH, until the earlier to occur of (i) the date on which Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO and

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(ii) May 26, 2010, the provisions of this Article SIXTH and the provisions of Article 9 of the Bylaws may not be amended, altered, repealed or waived in any respect without the prior approval of at least 75 percent of the entire Board of Directors.]

[F.] D. Termination. If Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO, the provisions of this Article SIXTH (other than paragraphs (A) and (B)) shall terminate automatically without any further action of the Board of Directors or the shareholders of the Corporation.

SEVENTH: In addition to any other approval required by law or by these Amended and Restated Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holders of Class B Common Stock, voting separately as a class, shall be necessary to approve (i) any merger or consolidation of the Corporation with another entity or any other transaction, in each case that requires the approval of the shareholders of the Corporation pursuant to the law of the Commonwealth of Pennsylvania or other applicable law, or any other transaction that would result in any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owning shares representing in excess of 10 percent of the combined voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring shareholder approval under the applicable rules and regulations of any stock exchange or quotation system, (ii) any issuance of shares of Class B Common Stock or any securities exercisable or exchangeable for or convertible into shares of Class B Common Stock or (iii) any amendment to these Amended and Restated Articles of Incorporation (including, without limitation, any amendment to elect to have any of Subchapters E, F, G, H, I and J or Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, be applicable to the Corporation or any amendment to this Article SEVENTH) or the Bylaws of the Corporation or any other action (including, without limitation, the adoption, amendment or redemption of a shareholder rights plan) that would, in any such case, limit the rights of the holders of Class B Common Stock or any subsequent transferee of Class B Common Stock to transfer, vote or otherwise exercise rights with respect to capital stock of the Corporation. In addition to any other approval required by law or by these Amended and Restated Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holder of any class or series of shares of the Corporation shall be necessary to approve any amendment to these Amended and Restated Articles of Incorporation which would make any change in the preferences, limitations or rights of the shares of such class or series adverse to such class or series.

EIGHTH: Special meetings of shareholders may be called only by the Board of Directors and may not be called by shareholders of the Corporation.

NINTH: The shareholders of the Corporation shall not be permitted to act by written consent in lieu of a meeting; provided that notwithstanding the foregoing, the holders of a majority of the Class B Common Stock shall be permitted to act by written consent in lieu of a meeting in the exercise of their approval rights under Article SEVENTH.

TENTH: The Board of Directors shall have the power to amend the Bylaws to the extent provided therein, subject only to applicable law. Any amendment to the Bylaws approved by the shareholders of the Corporation shall not be deemed to have been adopted by the Corporation unless it has been previously approved by the Board of Directors.

ELEVENTH: No person who is or was a Director shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person’s conduct constitutes self-dealing, willful misconduct or

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recklessness. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any person who is or was a Director for or with respect to any acts or omissions of the Director occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its directors than the express terms of this Article ELEVENTH, this Article ELEVENTH shall be construed to provide for such greater protection.

TWELFTH: No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person’s conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Article TWELFTH, this Article TWELFTH shall be construed to provide for such greater protection.

THIRTEENTH: Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

FOURTEENTH: Subchapters E, F, G, H, I and J and Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, shall not be applicable to the Corporation.

FIFTEENTH: Henceforth, these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all prior amendments thereto and restatements thereof.

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Appendix B

OPINION OF CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

Citigroup Global Markets Inc.

October 25, 2015

The Board of Directors

Comcast Corporation

Comcast Center

1701 JFK Boulevard

Philadelphia, PA 19103

Members of the Board:

We understand that Comcast Corporation (the “Company”) is proposing to amend and restate the Company’s Amended and Restated Articles of Incorporation (the “Existing Articles” and, as proposed to be so amended and restated, the “New Amended Articles”) in order to reclassify (the “Reclassification”) the issued shares of Class A Special Common Stock, par value $.01 per share, of the Company (the “Class A Special Common Stock”) into shares of Class A Common Stock, par value $.01 per share, of the Company (the “Class A Common Stock”) on a one-for-one basis (the “Reclassification Ratio”), as further set forth in the draft of the Articles of Amendment and New Amended Articles (as such draft of the Articles of Amendment and New Amended Articles relate to the Reclassification, the “Reclassification Amendment”) and the draft of the preliminary proxy statement of the Company to be issued in connection with the Reclassification (such draft , other than portions thereof relating to our opinion set forth herein, the “Draft Proxy Statement”). You have requested our opinion as to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock (solely in their capacity as holders of Class A Common Stock and disregarding any interest any holder of Class A Common Stock may have in any other equity securities of the Company).

In arriving at our opinion, we reviewed the Existing Articles, as they relate to the rights and privileges of Class A Common Stock and Class A Special Common Stock, the Reclassification Amendment and the Draft Proxy Statement (including the draft Sections “Background” and “Reasons for the New Amended Articles”) and held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the foregoing. We also held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the pro forma economic and voting impact of the Reclassification and the strategic and other considerations relating to the decision of the Company’s management to propose that the Board approve and propose the Reclassification to the Company’s stockholders. We examined certain publicly available business and financial information relating to the Company and to the existing rights and privileges of the Class B Common Stock, par value $.01 per share, of the Company (the “Class B Common Stock”), under the Existing Articles (all of the outstanding shares of which are beneficially owned by Mr. Brian L. Roberts and which shares would continue (a) to represent 33 1⁄3% of the combined voting power of the two classes of the Company’s voting common stock, which percentage is generally not subject to dilution, (b) to have the power to disapprove certain actions specified in the Existing Articles, and (c) to be convertible, at the holder’s election, into an equal number of shares of Class A Common Stock (but would no longer be convertible into share of Class A Special Common

Stock)), and reviewed the financial and other terms of the Reclassification as set forth in the Reclassification Amendment in relation to, among other things, current and historical market prices and trading volumes of the Class A Common Stock and the Class A Special Common Stock, and the capitalization of the Company. We considered, to the extent publicly available, the financial and other terms of certain other transactions which we considered relevant in evaluating the Reclassification and the Reclassification Ratio and analyzed certain financial, stock market and other publicly available information relating to other companies with multiple classes of publicly traded equity securities that we considered relevant in evaluating the Reclassification and the Reclassification Ratio. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have also relied upon the advice of counsel to the Company as to legal matters in respect of the Existing Articles and the Reclassification Amendment.

We have assumed, with your consent, that the Reclassification will be consummated in accordance with the terms of the Reclassification Amendment, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining any necessary regulatory and stockholder approvals, consents and releases for the Reclassification, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Reclassification. Representatives of the Company have advised us, and we further have assumed, that the final form of the Reclassification Amendment will not vary materially from the draft thereof that has been provided to us. We also have assumed, with your consent, that the Reclassification will have the federal income tax consequences set forth in the Draft Proxy Statement.

Our opinion, as set forth herein, relates solely to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock, and we are not expressing any opinion as to the price at which the Class A Common Stock will trade at any time prior to the time the Reclassification is consummated (including the relative trading prices of Class A Common Stock and Class A Special Common Stock) or the price at which the Class A Common Stock will trade at any time following the consummation of the Reclassification. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. We were not requested to, and we did not, advise the Company in connection with the structuring of the Reclassification or the establishment of the Reclassification Ratio. We express no view as to, and our opinion does not address, the underlying business decision of the Company to effect the Reclassification, the relative merits of the Reclassification as compared to any alternative business and/or financial strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the Reclassification Ratio. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Our opinion expressed below relates solely to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Class A Common Stock, and we express no view as to, and our opinion does not address the fairness of the Reclassification Ratio to the holders of Class A Special Common Stock or Class B Common Stock. We also express no opinion as to any aspects of the New Amended Articles other than the Reclassification Ratio.

Citigroup Global Markets Inc. has acted as financial advisor to the Company with respect to this opinion and received a fee for our services in connection with the delivery of this opinion. We and our affiliates in the past two years have provided services to the Company unrelated to the proposed Reclassification, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, acting as a joint bookrunner in connection with Comcast’s $4.0 billion senior unsecured notes offering in 2015, being a lender under various credit facilities for Comcast and certain of its subsidiaries, and other investment banking and financial services. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. However, at this time, neither we nor any of our affiliates hold any material amount of equity securities of the Company for our own account. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may have further relationships with the Company and its affiliates.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in its consideration of the Reclassification, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Reclassification.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Reclassification Ratio is fair, from a financial point of view, to the holders of Class A Common Stock (solely in their capacity as holders of Class A Common Stock and disregarding any interest any holder of Class A Common Stock may have in any other equity securities of the Company).

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

Appendix C

OPINION OF CREDIT SUISSE SECURITIES (USA) LLC

October 25, 2015

Board of Directors

Comcast Corporation

Philadelphia, PA 19103

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of Class A Special Common Stock, par value $0.01 per share (“Class A Special Common Stock”), of Comcast Corporation (the “Company”) of the Reclassification Ratio (as defined below) in the Reclassification (as defined below), disregarding any interest any holder of Class A Special Common Stock may have in any other securities of the Company, including, without limitation, shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of the Company.

You have informed us that you are considering a reclassification (the “Reclassification”) of each share of Class A Special Common Stock into a share of Class A Common Stock on a one-for- one basis (the “Reclassification Ratio”) as set forth in the proposed Articles of Amendment and Amended and Restated Articles of Incorporation of the Company (as so amended and restated, the “Amended Articles”) each provided to us dated October 25, 2015.

In arriving at our opinion, we have reviewed the terms of the Amended and Restated Articles of Incorporation of the Company effective August 5, 2009 (the “Existing Articles”), the Articles of Amendment and the Amended Articles (in each case, as they relate to the rights and privileges of the Class A Special Common Stock and the Class A Common Stock) and certain publicly available business and financial information relating to the Company. In addition, we have held discussions with certain senior officers, directors and advisors of the Company concerning the Company and the pro forma economic and voting impact of the Reclassification on the Class A Special Common Stock, the Class B Common Stock and Class A Common Stock. We have also reviewed certain other publicly available information relating to the Company and reviewed the financial terms of the Reclassification as set forth in the Amended Articles and the Articles of Amendment in relation to, among other things, current and historical market prices, trading volumes and trading liquidities of the Class A Special Common Stock and the Class A Common Stock and the capitalization of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Reclassification and the Reclassification Ratio and analyzed certain financial, stock market and other publicly available information relating to other companies with multiple classes of publicly traded equity securities that we considered relevant in evaluating the Reclassification and the Reclassification Ratio. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. We have also relied upon the advice of legal counsel and tax advisors to the Company as to legal and tax matters, respectively, in respect of the Reclassification, the Existing Articles, the Articles of Amendment and the Amended Articles, and have not made any independent evaluation thereof. We understand that, pursuant to the Existing Articles, shares of Class A Special Common Stock do not entitle the holder to vote for the election of directors or any other matter (except as may be required by law and Article Seventh of the Existing Articles) and shares of Class A Common Stock entitle the holder to vote as provided therein, and with your approval, we have assumed that, other than with respect to such voting rights, the rights, preference and privileges of shares of Class A Special Common Stock and shares of

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Class A Common Stock are identical. We have assumed, with your consent, that the Reclassification will qualify as a tax-free exchange and reclassification for United States Federal income tax purposes. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Reclassification, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits to the holders of Class A Special Common Stock of the Reclassification and that the Reclassification will be consummated in accordance with the terms of the Articles of Amendment and the Amended Articles without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Class A Special Common Stock of the Reclassification Ratio, disregarding any interest any holder of Class A Special Common Stock may have in any other securities of the Company, including, without limitation, the Class A Common Stock, and does not address any other aspect or implication of the Reclassification or any other agreement, arrangement or understanding entered into in connection with the Reclassification or otherwise, including, without limitation, the fairness of the Recapitalization Ratio to the holders of Class A Common Stock or any other securities of the Company or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of the Company, or class of such persons, relative to the Reclassification Ratio or otherwise. The issuance of this opinion was approved by our authorized internal committee.

In rendering this opinion, we have evaluated fairness solely on the basis that (x) the economic rights and the interests in the Company of the holders of Class A Special Common Stock are not adversely affected by the Reclassification and (y) the shares received in the Reclassification will have enhanced voting power relative to the shares of Class A Special Common Stock. Our opinion does not address the relative trading performance of shares of Class A Common Stock and shares of Class A Special Common Stock, including any disparity in trading prices arising between the two classes following the August 2015 announcement that the shares of Class A Special Common Stock would be included in the S&P 500 index.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect the conclusions reached in our opinion and we do not have any obligation to update, revise or reaffirm our opinion. We are not expressing any opinion as to what the value of shares of Class A Common Stock actually will be when issued to the holders of Class A Special Common Stock pursuant to the Reclassification or the prices at which shares of Class A Special Common Stock or Class A Common Stock will trade at any time. Our opinion does not address the relative merits of the Reclassification as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Reclassification.

We have been engaged as a financial advisor to the Company solely in connection with the preparation and delivery of our opinion and the performance of related analyses, and we will become entitled to receive a fee upon delivery of this opinion. We were not requested to and did not provide advice concerning the structure or any other aspect of the Reclassification, including, without limitation, the Reclassification Ratio, or services other than the preparation and delivery of our opinion and undertaking of related analyses. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates for which we and our affiliates have received and would expect to receive compensation, including during the past two years having acted as an underwriter in connection with the offerings of debt securities by the Company, as a counterparty in connection with certain derivative

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transactions, and as a lender in connection with one or more of the Company’s revolving credit facilities. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company and its affiliates for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including, without limitation, bank loans and other obligations) of the Company, as well as provide investment banking and other financial services to the Company.

It is understood that this letter is for the information of the Board of Directors of the Company (solely in its capacity as such) in connection with its consideration of the Reclassification and does not constitute advice or a recommendation to any stockholder as to how such stockholder (including, without limitation, any holder of Class A Special Common Stock) should vote or act on any matter relating to the proposed Reclassification.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Reclassification Ratio is fair, from a financial point of view, to the holders of Class A Special Common Stock, disregarding any interest any holder of Class A Special Common Stock may have in any other securities of the Company, including, without limitation, the Class A Common Stock.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CREDIT SUISSE SECURITIES (USA) LLC
Managing Director

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